                                                                  EXHIBIT (g)(1)

                          INDEX TO FINANCIAL STATEMENTS

                                                                                PAGE
                                                                                ----
Independent Auditors' Report.................................................... F-2

Audited Consolidated Financial Statements:
    Audited Consolidated Profit and Loss Account for the years ended
    April 5, 1997 and April 6, 1996............................................. F-3

    Audited Consolidated Balance Sheet as of April 5, 1997 and April 6, 1996.... F-4

    Audited Consolidated Cash Flow Statement for the years ended
    April 5, 1997 and April 6, 1996............................................. F-5

    Audited Consolidated Statement of Total Recognized Gains and
    Losses for the years ended April 5, 1997 and April 6, 1996.................. F-6

    Audited Reconciliation of Movements in Consolidated Shareholders'
    Funds for the years ended April 5, 1997 and April 6, 1996................... F-6

    Audited Company Balance Sheet as of April 5, 1997 and April 6, 1996......... F-7

    Accounting Policies......................................................... F-8

    Notes to the Accounts....................................................... F-10

Unaudited Interim Consolidated Financial Statements:

    Unaudited Consolidated Profit and Loss Account for the six months ended
    September 30, 1997 and September 30, 1996................................... F-35

    Unaudited Consolidated Balance Sheet as of September 30, 1997,
    September 30, 1996 and April 5, 1997........................................ F-36

    Unaudited Consolidated Cash Flow Statement for the six months ended
    September 30, 1997 and 1996................................................. F-37

    Unaudited Consolidated Statement of Total Recognized Gains and Losses for
    the six months ended September 30, 1997 and 1996............................ F-38

    Unaudited Reconciliation of Movements in Consolidated Shareholders'
    Funds for the six months ended September 30, 1997 and 1996.................. F-38

    Unaudited Notes to the Interim Consolidated Financial Statements............ F-39

INDEPENDENT AUDITORS' REPORT

The Board of Directors
Siebe plc:

    We have audited the consolidated financial statements of Siebe plc and its subsidiaries as listed in the accompanying "Index to Financial Statements -- Audited Consolidated Financial Statements" on page F-1. These consolidated financial statements are the responsibility of the management of Siebe plc. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with Auditing Standards issued by the Auditing Practices Board in the United Kingdom. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Siebe plc and its subsidiaries as at April 5, 1997 and April 6, 1996, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles in the United Kingdom.

KPMG AUDIT PLC
Chartered Accountants and Registered Auditors
London, England
May 28, 1997

                  AUDITED CONSOLIDATED PROFIT AND LOSS ACCOUNT


FOR THE FISCAL YEARS ENDED 5 APRIL 1997 AND 6 APRIL 1996    NOTES        1997          1996
--------------------------------------------------------    -----        ----          ----
                                                                        (POUND)M     (POUND)M
TURNOVER
 -  continuing operations.............................                  2,585.8       2,599.1
 -  acquisitions......................................                    419.5          --
                                                                        -------       -------

                                                              2         3,005.3       2,599.1
Net operating charges.................................        3        (2,535.4)     (2,227.9)
OPERATING PROFIT
 -  continuing operations.............................                    415.9         371.2
 -  acquisitions......................................                     54.0          --
                                                                        -------       -------

                                                                          469.9         371.2
Profit on sale of fixed assets........................                      5.2           3.8
Profit on sale of businesses..........................                      7.0           4.4
                                                                        -------       -------

PROFIT ON ORDINARY ACTIVITIES BEFORE INTEREST.........        2           482.1         379.4
Interest receivable...................................                      7.1           8.8
Interest payable and similar charges..................        6           (65.1)        (57.1)
                                                                        -------       -------

PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION.........        6           424.1         331.1
Tax on profit on ordinary activities..................        8          (156.9)       (126.8)
                                                                        -------       -------

PROFIT ON ORDINARY ACTIVITIES AFTER TAXATION..........                    267.2         204.3
Minority interests - equity...........................                    (13.4)        (11.3)
                                                                        -------       -------

PROFIT ATTRIBUTABLE TO MEMBERS OF SIEBE PLC...........        9           253.8         193.0
Dividends on equity shares............................       10           (73.4)        (57.2)
                                                                        -------       -------

TRANSFER TO REVENUE RESERVE...........................                    180.4         135.8
                                                                        =======       =======

Earnings per share....................................       11            54.1p         45.0p
                                                                        =======       =======

                       AUDITED CONSOLIDATED BALANCE SHEET


AT 5 APRIL 1997 AND AT 6 APRIL 1996                          NOTES        1997     1996
-----------------------------------                          -----        ----     ----
                                                                        (POUND)M  (POUND)M
FIXED ASSETS
Intangible assets.....................................        12          429.6     359.7
Tangible assets.......................................        13        1,083.6     954.1
Investments...........................................        14           19.2     109.9
                                                                        -------   -------
                                                                        1,532.4   1,423.7
                                                                        -------   -------
CURRENT ASSETS
Stocks................................................        15          500.7     489.3
Debtors...............................................        16          906.3     751.0
Cash and deposits.....................................        27          210.8     282.3
                                                                        -------   -------
                                                                        1,617.8   1,522.6
Creditors:
Amounts falling due within one year:
Short-term borrowings.................................        17          (77.2)    (83.2)
Other creditors.......................................        17         (873.2)   (749.3)
                                                                        -------   -------
                                                                         (950.4)   (832.5)
                                                                        -------   -------
NET CURRENT ASSETS....................................                    667.4     690.1
                                                                        -------   -------
TOTAL ASSETS LESS CURRENT LIABILITIES.................                  2,199.8   2,113.8

Creditors:
Amounts falling due after more than one year:
Loans and other borrowings............................        18         (698.0)   (631.4)
Other creditors.......................................                    (59.2)    (47.8)
                                                                        -------   -------
                                                                         (757.2)   (679.2)
                                                                        -------   -------
Provisions for liabilities and charges................        21         (294.6)   (293.2)
                                                                        -------   -------
                                                                        1,148.0   1,141.4
                                                                        =======   =======
CAPITAL AND RESERVES
Called up share capital...............................        22          118.4     107.2
Share premium account.................................        23          389.2     385.2
Other reserves........................................        23         (146.6)     11.6
Revenue reserve.......................................        23          655.6     558.3
                                                                        -------   -------
SHAREHOLDERS' FUNDS - EQUITY..........................                  1,016.6   1,062.3
MINORITY INTERESTS - EQUITY...........................                    131.4      79.1
                                                                        -------   -------
                                                                        1,148.0   1,141.4
                                                                        =======   =======

                    AUDITED CONSOLIDATED CASH FLOW STATEMENT


FOR THE FISCAL YEARS ENDED 5 APRIL 1997 AND 6 APRIL 1996   NOTES      1997      1997       1996        1996
--------------------------------------------------------   -----      ----      ----       ----        ----
                                                                    (POUND)    (POUND)    (POUND)     (POUND)
                                                                       M          M         M            M
OPERATING ACTIVITIES
NET CASH INFLOW FROM OPERATING ACTIVITIES.............      27                  522.0                 437.1
RETURNS ON INVESTMENTS AND SERVICING OF FINANCE
Interest received.....................................                  7.3                  8.7
Interest paid.........................................                (59.3)               (53.4)
Interest element of finance lease rentals payments....                 (3.5)                (4.0)
Dividends paid to minority interests..................                 (1.9)                (1.2)
Dividends paid to former Unitech shareholders.........                 (3.0)                 --
                                                                     -------              -----
                                                                                (60.4)                (49.9)
TAXATION..............................................                          (88.6)                (75.9)

CAPITAL EXPENDITURE AND FINANCIAL INVESTMENTS.........
Purchase of tangible and intangible fixed assets......               (241.7)              (184.0)
Sale of tangible and intangible fixed assets..........                 43.9                 37.7
Purchase of trade investments.........................                 (4.9)              (104.6)
Sale of trade investment..............................                  2.5                  1.9
                                                                     ------               ------
ACQUISITIONS AND DISPOSALS............................                         (200.2)               (249.0)
Purchase of associated undertakings...................                  --                  (1.1)
Sale of associated undertakings.......................                  0.6                   --
Purchase of subsidiary undertakings (net of
  shares issued)                                            27       (157.8)              (101.2)
Net overdrafts and cash acquired......................                (35.7)                 4.8
Cash in subsidiary undertakings sold..................                 (0.3)                17.5
Purchase of minority interests........................
                                                                       (9.0)                (5.5)
                                                                     ------               ------
                                                                               (202.2)                (85.5)
EQUITY DIVIDENDS PAID.................................                          (54.0)                (48.5)

MANAGEMENT OF LIQUID RESOURCES........................
Movement in short-term deposits.......................                           (2.8)                  0.6

FINANCING
Issue of ordinary share capital.......................                  4.1                  0.6

Debts due within one year:
   Loans raised.......................................                 43.1                 11.3
   Net loans repaid...................................                (63.5)               (65.8)

Debts due after more than one year:
   New unsecured loan notes repayable in 2007.........                157.2                  --
   Other loans raised.................................                  --                 794.0
   Net loans repaid...................................               (101.1)              (640.2)
Capital element of finance lease repayments...........               (13.5)               (18.4)
                                                                     ------               ------
                                                                                 26.3                  81.5
                                                                               ------                ------
(DECREASE)/INCREASE IN CASH...........................      27                  (59.9)                 10.4
                                                                               ======                ======

       AUDITED CONSOLIDATED STATEMENT OF TOTAL RECOGNIZED GAINS AND LOSSES


FOR THE FISCAL YEARS ENDED 5 APRIL 1997 AND 6 APRIL 1996          NOTES      1997       1996
--------------------------------------------------------          -----      ----       ----
                                                                           (POUND)M    (POUND)M
Profit attributable to members of Siebe plc...................     23        253.8      193.0
Currency translation differences (on foreign currency net
investments)..................................................     23       (158.2)      21.9
                                                                            ------       ----
TOTAL RECOGNIZED GAINS AND LOSSES FOR THE YEAR................                95.6      214.9
                                                                            ======       ====


     AUDITED RECONCILIATION OF MOVEMENTS IN CONSOLIDATED SHAREHOLDERS' FUNDS


FOR THE FISCAL YEARS ENDED 5 APRIL 1997 AND 6 APRIL 1996                     1997       1996
--------------------------------------------------------                     ----       ----
                                                                           (POUND)M    (POUND)M
Profit attributable to members of Siebe plc...................               253.8      193.0
Dividends.....................................................               (73.4)     (57.2)
Currency translation differences (on foreign currency net                   (158.2)      21.9
investments)..................................................
Share capital issued, including scrip dividends...............               383.3        3.9
Transfer to goodwill .........................................                 3.9        --
Goodwill on acquisitions in the period........................              (455.1)     (65.5)
                                                                           -------    -------
                                                                             (45.7)      96.1
Opening shareholders' funds...................................             1,062.3      966.2
                                                                           -------    -------
CLOSING SHAREHOLDERS' FUNDS...................................             1,016.6    1,062.3
                                                                           =======    =======

                          AUDITED COMPANY BALANCE SHEET


AT 5 APRIL 1997 AND 6 APRIL 1996                                  NOTES      1997       1996
--------------------------------                                  -----      ----       ----
                                                                           (POUND)M    (POUND)M
FIXED ASSETS
Tangible assets...............................................     13          2.7        2.4
Investments...................................................     14        624.8      183.5
                                                                           -------    -------
                                                                             627.5      185.9
                                                                           -------    -------
CURRENT  ASSETS
Debtors:
  Amounts falling due within one year.........................     16        333.9      422.6
  Amounts falling due after more than one year................     16      1,074.9      626.1
                                                                           -------    -------
                                                                           1,408.8    1,048.7
Cash and deposits.............................................                 3.9       15.5
                                                                           -------    -------
                                                                           1,412.7    1,064.2
Creditors:
  Amounts falling due within one year:
    Short-term borrowings.....................................     17        (96.5)     (38.5)
    Other creditors...........................................     17       (146.8)    (122.7)
                                                                           -------    -------
                                                                            (243.3)    (161.2)
NET CURRENT ASSETS............................................             1,169.4      903.0
                                                                           -------    -------
TOTAL ASSETS LESS CURRENT LIABILITIES.........................             1,796.9    1,088.9

Creditors:
  Amounts falling due after more than one year:
    Loans and other borrowings................................     18       (565.2)    (251.5)
    Other creditors...........................................               (24.0)     (20.1)
                                                                           -------    -------
                                                                            (589.2)    (271.6)
Provisions for liabilities and charges........................     21         (6.5)      (7.6)
                                                                           -------    -------
                                                                           1,201.2      809.7
                                                                           -------    -------
CAPITAL AND RESERVES
Called up share capital.......................................     22        118.4      107.2
Share premium account.........................................     23        389.2      385.2
Other reserves................................................     23        578.6      217.3
Revenue reserve...............................................     23        115.0      100.0
                                                                           -------    -------
SHAREHOLDERS' FUNDS -- EQUITY.................................             1,201.2      809.7
                                                                           =======    =======

                               ACCOUNTING POLICIES

    The following paragraphs describe the main accounting policies of the Group.

CHANGES IN ACCOUNTING PRESENTATION

    Changes in the presentation of the Group cash flow statement have been made consequent upon the adoption of the revised Financial Reporting Standard No 1 "Cash Flow Statements". Comparative figures have been restated in accordance with the revised presentation.

BASIS OF CONSOLIDATION

    These accounts have been prepared under the historical cost convention and in accordance with applicable accounting standards and incorporate the accounts of Siebe plc and its subsidiaries. The results of subsidiaries sold or acquired are included in the profit and loss account up to, or from, the date control passes.

TURNOVER

    Turnover represents sales by Group companies to third parties, including sales to associated undertakings, but excluding value added tax.

DEPRECIATION

    Depreciation of the Group's tangible and intangible fixed assets is provided at the following annual percentages on their cost or net book value at the beginning of the year or the cost of fixed assets purchased during the year less the estimated residual value:

      Freehold land...........................................     Nil
      Freehold buildings......................................  2 -2.5%
      Plant and machinery.....................................  6 - 20%
      Motor vehicles .........................................      25%
      Patents and other intangibles...........................  6 - 33%
      Computer software....................................... 10 - 25%

    Depreciation of the Group's leasehold properties is provided so as to amortize them over their remaining useful lives.

DEFERRED TAXATION

    Deferred taxation is provided using the liability method in respect of the taxation effect of all timing differences to the extent that it is probable that liabilities will crystallize in the foreseeable future. Deferred taxation on pension balances and provisions for post-retirement obligations is recognized in full.

FOREIGN CURRENCY TRANSLATION

    Foreign currency assets and liabilities are translated into sterling at rates of exchange ruling at the balance sheet date. The trading results of overseas subsidiary and associated undertakings have been translated into sterling at average rates of exchange ruling during the year.

    The differences on exchange attributable to the translation of the opening net assets of overseas undertakings and their retained profits for the year, net of the related foreign currency loans, have been adjusted through the exchange variation reserve. Other exchange differences are taken to the profit and loss account.

STOCKS

    Stocks are valued at the lower of cost and estimated net realizable value. Cost includes raw materials and labor costs with an appropriate amount of factory overheads.

RESEARCH AND DEVELOPMENT EXPENDITURE

    Expenditure on research and development is written off when incurred except for development prototype expenditure and associated software costs on defined commercial projects which are included within intangible assets. These are amortized over a period of between three to ten years commencing with the commercial production or application of the product.

INVESTMENTS IN SUBSIDIARY UNDERTAKINGS

    Investments in subsidiary undertakings are held at cost less provisions.

GOODWILL

    Goodwill arising on consolidation representing the excess of the fair value of the purchase consideration over the fair value of the net assets acquired, is written off against reserves in the year of acquisition.

    Goodwill previously eliminated against reserves is written back in so far as it relates to disposals in the year.

LEASES

    Assets held under finance leases have been capitalized together with their related lease obligations and are disclosed within tangible fixed assets and borrowings, respectively.

    Depreciation is provided at rates designed to write off the cost less estimated residual value in equal annual amounts over the shorter of the estimated useful lives of the assets or the period of the leases.

    Expenditure on operating leases is charged to the profit and loss account evenly over the life of the leases.

POST-EMPLOYMENT BENEFITS

    The Group operates pension schemes covering the majority of employees. The schemes are funded by contributions partly from the employees and partly from the companies at rates determined by independent actuaries. These contributions are invested separately from the Group's assets. Pension costs have been calculated in accordance with SSAP24 for United Kingdom schemes. As it is impractical to comply with SSAP24 for non-United Kingdom schemes, costs have been calculated in accordance with FAS87 for United States schemes and local best practice for all other overseas schemes.

    Post-retirement and post-employment benefits other than pensions have been reflected through the profit and loss account in accordance with UITF6.

                              NOTES TO THE ACCOUNTS

1  BASIS OF PREPARATION

    The profit and loss account covers the 52 weeks from 7 April 1996 to 5 April 1997 and the balance sheets for 1996 and 1997 have been drawn up at 6 April 1996 and 5 April 1997 (or to 31 March where applicable).

2 ANALYSIS OF CONSOLIDATED TURNOVER, PROFIT BEFORE INTEREST AND TAX, AND OPERATING NET ASSETS


                                                         PROFIT       PROFIT
                                                         BEFORE       BEFORE
                                                        INTEREST     INTEREST  OPERATING      OPERATING
                                  TURNOVER   TURNOVER    AND TAX      AND TAX  NET ASSETS     NET ASSETS
                                    1997       1996       1997         1996       1997          1996
                                    ----       ----     -------      -------   ----------    ----------
                                  (POUND)M  (POUND)M    (POUND)M     (POUND)M    (POUND)M     (POUND)M
PRODUCT CATEGORY:
Control systems..................  1,072.8     987.8    182.3          155.7        879.4        934.2
Temperature and appliance
controls.........................  1,392.6   1,060.1    226.6          154.7      1,138.8        889.3
Industrial equipment.............    539.9     551.2     61.0           60.8        221.1        214.2
                                   -------   -------    -----          -----      -------      -------
                                   3,005.3   2,599.1    469.9          371.2      2,239.3      2,037.7
                                   -------   -------    -----          -----      -------      -------
Profit on sale of fixed assets...                         5.2            3.8         --           --
Profit on sale of businesses.....                         7.0            4.4         --           --
                                                        -----          -----      -------      -------
                                                        482.1          379.4      2,239.3      2,037.7
                                                        -----          -----      -------      -------
GEOGRAPHICAL ANALYSIS BY
LOCATION:
United Kingdom...................    329.4     252.5     77.0           54.8        147.3        104.3
Rest of Europe...................    815.6     747.6     92.7           90.4        468.7        515.7
North America....................  1,335.3   1,250.5    207.4          159.2      1,235.9      1,169.3
South America....................     78.5      72.8     16.9           16.6         53.9         46.9
Pacific..........................    391.6     247.7     70.4           47.1        315.7        190.8
Africa and the Middle East.......     54.9      28.0      5.5            3.1         17.8         10.7
                                   -------   -------    -----          -----      -------      -------
                                   3,005.3   2,599.1    469.9          371.2      2,239.3      2,037.7
                                   -------   -------    -----          -----      -------      -------
Profit on sale of fixed assets...                         5.2            3.8         --           --
Profit on sale of businesses.....                         7.0            4.4         --           --
                                                        -----          -----      -------      -------
                                                        482.1          379.4      2,239.3      2,037.7
                                                        -----          -----
Borrowings.......................                                                  (775.2)      (714.6)
Cash and deposits................                                                   210.8        282.3
Provisions for liabilities and
charges..........................                                                  (294.6)      (293.2)
Taxation.........................                                                  (162.8)      (113.6)
Dividends........................                                                   (69.5)       (57.2)
                                                                                  -------      -------
Net assets per consolidated
balance sheet....................                                                 1,148.0      1,141.4
                                                                                  =======      =======



GEOGRAPHICAL ANALYSIS OF SALES BY
DESTINATION:
United Kingdom...................    237.7     179.7
Rest of Europe...................    831.5     784.6
North America....................  1,257.2   1,167.9
South America....................    101.9      83.2
Pacific..........................    460.4     304.2
Africa and the Middle East.......    116.6      79.5
                                   -------   -------
                                   3,005.3   2,599.1
                                   =======   =======

3  NET OPERATING CHARGES

                                                      CONTINUING                  1997        1996
                                                      OPERATIONS  ACQUISITIONS   TOTAL       TOTAL
                                                      ----------  ------------   -----       -----
                                                        (POUND)M    (POUND)M    (POUND)M    (POUND)M
Change in stocks of finished goods and work in
progress.........................................        20.4        10.6         31.0         6.7
Own work capitalized.............................       (58.4)       (9.3)       (67.7)      (55.0)
Other operating income...........................       (10.8)       (6.2)       (17.0)      (15.7)
Raw materials and consumables....................       851.8       153.2      1,005.0       892.2
Other external charges...........................       341.6        39.6        381.2       318.9
Staff costs (See note 4).........................       843.7       115.3        959.0       868.3
Depreciation.....................................       130.8        15.8        146.6       121.4
Other operating charges..........................        51.1        46.5         97.6        91.6
Share of profits of associated undertakings (See
note 5)..........................................        (0.3)       --           (0.3)       (0.5)
                                                      -------       -----      -------     -------
Net operating charges............................     2,169.9       365.5      2,535.4     2,227.9
                                                      =======       =====      =======     =======

4  STAFF NUMBERS AND COSTS

    The average number of persons employed by the Group (including directors) during the year was as follows:

                                                                            1997        1996
                                                                            ----       ----
Management....................................................                976       834
Administration................................................              3,897     3,047
Production and sales staff....................................             37,230    31,944
                                                                           ------    ------
                                                                           42,103    35,825
                                                                           ------    ------

    The aggregate payroll costs of these persons were as follows:

                                                                              1997       1996
                                                                              ----       ----
                                                                            (POUND)M    (POUND)M
Wages and salaries............................................                777.8      692.2
Social security costs.........................................                102.9       94.3
Other pension costs...........................................                 78.3       81.8
                                                                              -----      -----
                                                                              959.0      868.3
                                                                              -----      -----


5  SHARE OF PROFITS OF ASSOCIATED UNDERTAKINGS

                                                                              1997       1996
                                                                              ----       ----
                                                                            (POUND)M    (POUND)M
Attributable to the Group's interest:
Profit before taxation........................................                0.3        0.5
Taxation......................................................               (0.1)      (0.1)
                                                                             ----       ----
Profit after taxation, transferred to reserves (see note 14)..                0.2        0.4
                                                                             ----       ----

    The principal associated undertakings are as follows:

                                                                                      PERCENTAGE
                                                                                       OF EQUITY
                                                                                        CAPITAL
                                                                                      ATTRIBUTABLE
                                                                          COUNTRY OF    TO THE
                                                                         INCORPORATION COMPANY'S
                                                                         REGISTRATION  INTEREST VIA
                                                                              AND      SUBSIDIARY
                                                      NATURE OF BUSINESS   OPERATION   UNDERTAKINGS
                                                      ------------------   ---------   ------------
PT Foxboro Perkind Indonesia......                    Control systems     Indonesia       40
Foxboro (Malaysia) Sendirian Berhad                   Control systems      Malaysia       40
Foxboro (Thailand) Co Ltd.........                    Control systems      Thailand       40
Eberle Pte. Limited............... Temperature and appliance controls     Singapore       30
Jonan Denshi K.K.................. Temperature and appliance controls         Japan       45
Holman Brothers (Nigeria) Ltd.....                     Compressed air       Nigeria       40
GE Fanuc Eberle Automation GmbH...                    Control systems       Germany       50

6  PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION

    Profit on ordinary activities before taxation is stated after charging the following:

                                                                                1997        1996
                                                                              --------     --------
                                                                              (POUND)M     (POUND)M
Operating lease rentals:
    Hire of plant and machinery.............................................    33.6         34.3
    Other...................................................................    35.6         32.1
Reorganization costs........................................................    17.8         18.6
Research and development:
    Pure and applied (less recoveries)......................................    67.1         45.2
    Other costs.............................................................    73.8         69.7
Auditors' remuneration:
    Audit fees..............................................................     3.6          3.1
Interest payable on:
                                                                             --------     --------
    Bank loans and overdrafts...............................................    58.1         50.0
    Other loans.............................................................     3.5          3.4
Finance leases:
    Plant and machinery.....................................................     2.2          1.6
    Other...................................................................     1.3          2.1
                                                                             --------     --------
                                                                                65.1         57.1

    Fees paid to the auditors of the parent company for services other than the statutory audit supplied to the Company and its United Kingdom subsidiary undertakings during the year ended 5 April 1997 amounted to (pound)0.8 million (1996 (pound)0.6 million). Fees paid to the auditors of overseas subsidiary undertakings for services other than the statutory audit during the year ended 5 April 1997 amounted to (pound)1.5 million (1996 (pound)1.4 million).

7  EMOLUMENTS OF DIRECTORS AND EMPLOYEES

    Aggregate emoluments of the directors of the Company were as follows:

                                                                           1997       1996
                                                                         ---------  ---------
                                                                         (POUND)M   (POUND)M
Fees...................................................................    307,500    302,625
Salary.................................................................  1,539,605  1,058,191
Benefits...............................................................    104,812     84,433
Performance related pay................................................    564,728    467,022
Pension contributions..................................................    221,944    123,741
                                                                         ---------  ---------
                                                                         2,738,589  2,036,012
                                                                         ---------  ---------


    The number of directors and of those Group employees whose emoluments, excluding pension contributions, exceed (pound)30,000 are set out in bands in the following table.

                                                                     EMPLOYEES       EMPLOYEES
                                                      DIRECTORS        COMPANY          GROUP
EMOLUMENTS                                          -----------     -----------     -----------
(POUND)                                             1997   1996     1997   1996     1997   1996
-------                                             ----   ----     ----   ----     ----   ----
10,001-15,000..................................      --     1
15,001-20,000..................................       2     1
20,001-25,000..................................       2     2
25,001-30,000..................................       1     1
30,001-35,000..................................      --    --        4       5    1,870  1,455
35,001-40,000..................................      --    --        6       9    1,112    923
40,001-45,000..................................      --    --        5       5      696    682
45,001-50,000..................................      --    --        2       3      483    415
50,001-55,000..................................      --    --        2      --      331    293
55,001-60,000..................................      --    --        1       1      192    178
60,001-65,000..................................      --    --        3       1      116    112
65,001-70,000..................................      --    --       --      --       96     94
70,001-75,000..................................      --    --        1      --       78     55
75,001-80,000..................................      --    --       --       2       57     46
80,001-85,000..................................      --    --        3       1       32     27
85,001-90,000..................................      --    --        2       1       33     21
90,001-95,000..................................      --    --       --      --       25     11
95,001-100,000.................................      --    --        1       1       15     19
100,001-105,000................................      --    --       --      --        9     12
105,001-110,000................................      --    --       --      --       20     17
110,001-115,000................................      --    --       --       1        7      8
115,001-120,000................................      --    --       --      --        6      6
120,001-125,000................................      --    --       --      --       10      4
125,001-130,000................................      --    --        1      --        7      7
130,001-135,000................................      --    --       --      --        9      2
135,001-140,000................................      --    --       --      --        1      5
140,001-145,000................................      --    --        1       1        3      2
145,001-150,000................................      --    --       --      --        3      1
150,001-155,000................................      --    --       --       1        1      3
155,001-160,000................................      --    --        1       2        2      3
160,001-165,000................................      --    --        1      --        3      2
165,001-170,000................................       1     1        2       1        3      3
175,001-180,000................................      --    --       --      --       --      5
180,001-185,000................................      --    --       --      --       --      1
185,001-190,000................................      --    --       --      --        2      1
190,001-195,000................................       1    --       --      --       --      2
195,001-200,000................................      --    --        1      --       --     --
200,001-205,000................................      --    --       --      --       --      1
205,001-210,000................................      --    --       --      --        1      1
210,001-215,000................................      --    --       --      --       --      2
220,001-225,000................................       1     1       --      --       --     --
230,001-235,000................................      --    --       --      --        1     --
245,001-250,000................................      --    --       --      --       --      1
300,001-305,000................................      --    --       --      --       --      1
320,001-325,000................................      --    --       --      --        1     --
345,001-350,000................................       1    --       --      --       --     --
355,001-360,000................................      --     1       --      --       --     --
365,001-370,000................................       1    --       --      --       --     --
435,001-440,000................................      --     1       --      --       --     --
465,001-470,000................................       1    --       --      --       --     --
625,001-630,000................................      --     1       --      --       --     --
640,001-645,000................................       1    --       --      --       --     --

    The number of directors shown above includes directors who held office for only part of each year.

8  TAX ON PROFIT ON ORDINARY ACTIVITIES

    The charge for taxation is as follows:

                                                                                  1997        1996
                                                                                --------    --------
                                                                                (POUND)M    (POUND)M
United Kingdom Corporation tax on income at 33% (1996 33%)....................     48.1       62.1
Less relief for overseas tax..................................................    (13.6)     (20.4)
                                                                                  -----      -----
                                                                                   34.5       41.7
Deferred tax..................................................................     10.1       12.0
Overseas tax..................................................................    114.6       67.9
Prior year....................................................................     (2.3)       5.2
                                                                                  -----      -----
                                                                                  156.9      126.8
                                                                                  -----      -----

9  PROFIT ATTRIBUTABLE TO THE HOLDING COMPANY

    The profit dealt with in the accounts of the holding company, Siebe plc, is (pound)80.0 million (1996 (pound)79.3 million).

    In accordance with the exemption granted under the Companies Act 1985, a separate profit and loss account for the Company has not been presented.

10  DIVIDENDS

                                                                                   1997         1996
                                                                                 --------     --------
                                                                                 (POUND)M     (POUND)M
Final 1995/96 of 8.87p per share, equivalent with tax credit to 11.0875p
  per share on shares issued to acquire Unitech plc .....................           3.9          --
Interim of 4.90p (1996 4.44p) per share, equivalent with tax credit to
  6.125p (1996 5.55p) per share..........................................          23.1         19.1
Final of 9.80p (1996 8.87p) per share, equivalent with tax credit to
  12.25p (1996 11.0875p) per share.......................................          46.4         38.1
                                                                                   ----         ----
                                                                                   73.4         57.2
                                                                                   ----         ----

11  EARNINGS PER SHARE

    The earnings per share on a net basis have been calculated using 469.5 million shares (1996 428.8 million), being the weighted average number of shares in issue during the year and the profit after taxation and minority interests of (pound)253.8 million (1996 (pound)193.0 million).

    Figures for fully diluted earnings per share based on outstanding share options are not provided as the effect on the earnings per share is not material.

12  INTANGIBLE FIXED ASSETS


                                                 DEVELOPMENT
                                                    COSTS      PATENTS,
                                                  INCLUDING    LICENSES
                                                  COMPUTER       AND        PAYMENTS
                                                  SOFTWARE    TRADEMARKS   ON ACCOUNT  TOTAL
                                                  --------    ----------   ----------  -----
                                                   (POUND)M    (POUND)M    (POUND)M   (POUND)M
GROUP COST
At 1 April 1995 ..........................           175.2       336.9        2.2      514.3
New subsidiary undertakings ..............             0.2         8.7       --          8.9
Additions ................................            30.1         3.4        0.5       34.0
Exchange adjustments .....................             7.9        20.3       (0.1)      28.1
                                                     -----       -----      -----      -----
                                                     213.4       369.3        2.6      585.3
Disposals ................................            (3.8)       (0.7)      --         (4.5)
                                                     -----       -----      -----      -----
At 6 April 1996 ..........................           209.6       368.6        2.6      580.8

New subsidiary undertakings ..............            15.1       107.8       --        122.9
Additions ................................            42.9         6.8       --         49.7
Exchange adjustments .....................           (20.9)      (42.6)      (0.4)     (63.9)
                                                     -----       -----      -----      -----
                                                     246.7       440.6        2.2      689.5
Disposals ................................            (1.5)       (3.1)      (2.2)      (6.8)
                                                     -----       -----      -----      -----
At 5 April 1997...........................           245.2       437.5       --        682.7
                                                     -----       -----      -----      -----


DEPRECIATION
At 1 April 1995...........................            69.8        97.8        0.4      168.0
Charge for the year ......................            24.7        19.5        0.5       44.7
Disposals.................................            (1.7)       (0.3)      --         (2.0)
Exchange adjustments .....................             4.0         6.5       (0.1)      10.4
                                                     -----       -----      -----      -----

At 6 April 1996...........................            96.8       123.5        0.8      221.1

Charge for the year ......................            24.1        27.1       --         51.2
Disposals.................................            (0.9)       (0.7)      (0.6)      (2.2)
Exchange adjustments .....................            (8.6)       (8.2)      (0.2)     (17.0)
                                                     -----       -----      -----      -----

At 5 April 1997...........................           111.4       141.7       --        253.1
                                                     -----       -----      -----      -----
NET BOOK VALUE
At 5 April 1997...........................           133.8       295.8       --        429.6
                                                     -----       -----      -----      -----
At 6 April 1996...........................           112.8       245.1        1.8      359.7
                                                     -----       -----      -----      -----
At 2 April 1995...........................           105.4       239.1        1.8      346.3
                                                     -----       -----      -----      -----


    Development costs consist principally of prototype costs, net book value of (pound)95.1 million (1996 (pound)82.5 million and 1995 (pound)75.3 million) and computer software.

13  TANGIBLE FIXED ASSETS


                                                        LONG       SHORT
                                          FREEHOLD    LEASEHOLD   LEASEHOLD  PLANT &
                                          PROPERTY   PROPERTY    PROPERTY  EQUIPMENT   TOTAL
                                          --------   --------    --------  ---------   -----
                                          (POUND)M   (POUND)M    (POUND)M  (POUND)M   (POUND)M
GROUP COST
At 2 April 1995........................     248.8       12.8       17.4      938.2    1,217.2
New subsidiary undertakings............      10.3       --         --         23.1       33.4
Additions..............................       6.5       --          1.2      147.4      155.1
Change in category.....................       2.2       --         (0.8)      (1.4)      --
Exchange adjustments ..................       4.1       --          0.6       32.9       37.6
                                            -----       ----       ----    -------    -------
                                            271.9       12.8       18.4    1,140.2    1,443.3
Disposal of subsidiary undertakings....      (0.1)      --         --        (15.3)     (15.4)
Disposals..............................     (22.8)      (0.1)      (2.0)     (21.1)     (46.0)
                                            -----       ----       ----    -------    -------
At 6 April 1996........................     249.0       12.7       16.4    1,103.8    1,381.9

New subsidiary undertakings............      57.0        1.3        6.4      105.1      169.8
Additions..............................      13.4       --          3.5      186.1      203.0
Change in category.....................       3.2       --          1.8       (5.0)      --
Exchange adjustments ..................     (37.7)      (0.1)      (2.1)    (113.8)    (153.7)
                                            -----       ----       ----    -------    -------
                                            284.9       13.9       26.0    1,276.2    1,601.0
Disposal of subsidiary undertakings....      --         --         (0.1)      (1.2)      (1.3)
Disposals..............................     (21.5)      (5.5)      (0.2)     (29.2)     (56.4)
                                            -----       ----       ----    -------    -------
At 5 April 1997........................     263.4        8.4       25.7    1,245.8    1,543.3
                                            -----       ----       ----    -------    -------

DEPRECIATION
At 2 April 1995........................      23.9        0.7        5.3      330.8      360.7
Charge for the year....................       2.4       --          1.1       73.2       76.7
Change in category.....................       0.4       --         (0.2)      (0.2)      --
Exchange adjustments...................       0.8       --          0.2       11.9       12.9
                                            -----       ----       ----    -------    -------
                                             27.5        0.7        6.4      415.7      450.3
Disposal of subsidiary undertakings....      --         --         --         (7.8)      (7.8)
Disposals..............................      (3.1)      --         (0.8)     (10.8)     (14.7)
                                            -----       ----       ----    -------    -------

At 6 April 1996........................      24.4        0.7        5.6      397.1      427.8

Charge for the year....................       5.0       --          1.8       88.6       95.4
Change in category.....................      (0.6)      --          0.6       --         --
Exchange adjustments...................      (3.2)      --         (0.5)     (38.3)     (42.0)
                                            -----       ----       ----    -------    -------
                                             25.6        0.7        7.5      447.4      481.2
Disposal of subsidiary undertakings....      --         --         --         (0.1)      (0.1)
Disposals..............................      (2.7)      (0.6)      (0.1)     (18.0)     (21.4)
                                            -----       ----       ----    -------    -------

At 5 April 1997........................      22.9        0.1        7.4      429.3      459.7
                                            -----       ----       ----    -------    -------

NET BOOK VALUE
At 5 April 1997........................     240.5        8.3       18.3      816.5    1,083.6
                                            -----       ----       ----    -------    -------
At 6 April 1996........................     224.6       12.0       10.8      706.7      954.1
                                            -----       ----       ----    -------    -------
At 2 April 1995........................     224.9       12.1       12.1      607.4      856.5
                                            -----       ----       ----    -------    -------

    Within cost of freehold property (pound)176.3 million (1996 (pound)166.4 million and 1995 (pound)159.9 million) relates to depreciable assets.

Amounts included in respect of assets held under finance leases are:


                                                                   LAND &         PLANT &
                                                                 BUILDINGS      EQUIPMENT       TOTAL
                                                                 ---------      ---------       -----
                                                                  (POUND)M       (POUND)M      (POUND)M
NET BOOK VALUE
At 5 April 1997..............................................       3.0           30.1           33.1
                                                                   ----           ----           ----
At 6 April 1996..............................................       5.4           32.5           37.9
                                                                   ----           ----           ----
At 2 April 1995..............................................      10.8           36.5           47.3
                                                                   ----           ----           ----

DEPRECIATION
Charge for the year ended 5 April 1997.......................       0.1            5.8            5.9
                                                                   ----           ----           ----
Charge for the year ended 6 April 1996.......................       0.3            7.4            7.7
                                                                   ----           ----           ----

    During the period the Group entered into finance lease arrangements in respect of assets with a total capital value at the inception of the leases of (pound)5.1 million (1996 (pound)6.1 million and 1995 (pound)11.6 million).

                                                                     SHORT
                                                      FREEHOLD     LEASEHOLD    PLANT &
                                                      PROPERTY     PROPERTY    EQUIPMENT    TOTAL
                                                      --------     ---------   ---------    -----
                                                      (POUND)M     (POUND)M    (POUND)M    (POUND)M
COMPANY COST
At 2 April 1995...................................       2.3           0.2        0.9        3.4
Additions.........................................      --            --          1.1        1.1
                                                       -----          ----       ----       ----
                                                         2.3           0.2        2.0        4.5
Disposals.........................................      (1.2)         --         --         (1.2)
                                                       -----          ----       ----       ----
At 6 April 1996...................................       1.1           0.2        2.0        3.3

Additions.........................................       0.7           6.1        0.6        7.4
                                                       -----          ----       ----       ----
                                                         1.8           6.3        2.6       10.7
Disposals.........................................      (0.7)         (6.1)      (0.2)      (7.0)
                                                       -----          ----       ----       ----
At 5 April 1997...................................       1.1           0.2        2.4        3.7
                                                       -----          ----       ----       ----

DEPRECIATION
At 2 April 1995...................................       0.7          --          0.4        1.1
Charge for the year...............................      --            --          0.2        0.2

Disposals.........................................      (0.3)         --         (0.1)      (0.4)
                                                       -----          ----       ----       ----
At 6 April 1996...................................       0.4          --          0.5        0.9
Charge for the year...............................      --            --          0.1        0.1
                                                       -----          ----       ----       ----

At 5 April 1997...................................       0.4          --          0.6        1.0
                                                       -----          ----       ----       ----
NET BOOK VALUE
At 5 April 1997...................................       0.7           0.2        1.8        2.7
                                                       -----          ----       ----       ----
At 6 April 1996...................................       0.7           0.2        1.5        2.4
                                                       -----          ----       ----       ----
At 2 April 1995...................................       1.6           0.2        0.5        2.3
                                                       -----          ----       ----       ----


    Within cost of freehold property (pound)1.0 million (1996 (pound)1.0 million and 1995 (pound)2.3 million) relates to depreciable assets.

Amounts included in respect of assets held under finance leases are:

                                                                  LAND &     PLANT &
                                                                 BUILDINGS  EQUIPMENT    TOTAL
                                                                 ---------  ---------    -----
                                                                 (POUND)M   (POUND)M   (POUND)M
NET BOOK VALUE
At 5 April 1997..............................................       --         0.3        0.3
                                                                    ----       ---        ---
At 6 April 1996..............................................       --         0.4        0.4
                                                                    ----       ---        ---
At 2 April 1995..............................................        1.0       0.4        1.4
                                                                    ----       ---        ---
DEPRECIATION
Charge for the year ended 5 April 1997.......................       --         0.1        0.1
                                                                    ----       ---        ---
Charge for the year ended 6 April 1996.......................       --         0.1        0.1
                                                                    ----       ---        ---

14  FIXED ASSET INVESTMENTS

                                                              GROUP                    COMPANY
                                                        -----------------        ---------------------
                                                         1997       1996           1997         1996
                                                         ----       ----           ----         ----
                                                       (POUND)M   (POUND)M       (POUND)M     (POUND)M
Associated undertakings..........................         2.2        2.7            --          --
Trade investments................................        17.0      107.2             0.2       103.1
Subsidiary undertakings..........................        --         --             624.6        80.4
                                                         ----      -----           -----       -----
                                                         19.2      109.9           624.8       183.5
                                                         ----      -----           -----       -----

                                                                                  GROUP
                                                                                 SHARE OF
                                                                             POST-ACQUISITION
                                                                  SHARES         PROFITS/
                                                                  AT COST        (LOSSES)      TOTAL
                                                                  -------        --------      -----
                                                                  (POUND)M       (POUND)M     (POUND)M
ASSOCIATED UNDERTAKINGS
GROUP
At 2 April 1995..............................................       3.3             0.1        3.4
Additions....................................................       1.1            --          1.1
Disposals....................................................      (1.0)           (1.3)      (2.3)
Share of profit for the year (See note 5)....................      --               0.4        0.4
Exchange adjustments.........................................      --               0.1        0.1
                                                                   ----           -----      -----
At 6 April 1996..............................................       3.4            (0.7)       2.7
New subsidiary undertakings..................................       0.1            --          0.1
Additions....................................................       0.1            --          0.1
Disposals....................................................      (0.3)           (0.5)      (0.8)
Share of profit for the year (See note 5)....................      --               0.2        0.2
Exchange adjustments.........................................      (0.1)           --         (0.1)
                                                                   ----           -----      -----
At 5 April 1997..............................................       3.2            (1.0)       2.2
                                                                   ----           -----      -----
COMPANY
At 2 April 1995                                                     0.4            --          0.4
Disposals                                                          (0.4)           --         (0.4)
                                                                   ----           -----      -----
At 6 April 1996                                                    --              --         --
                                                                   ----           -----      -----


           A list of associated undertakings is given in note 5.

                                                                 LISTED     UNLISTED
                                                                 AT COST     AT COST      TOTAL
                                                                 -------    --------      -----
                                                                (POUND)M    (POUND)M     (POUND)M
TRADE INVESTMENTS
GROUP
At 2 April 1995..............................................       3.2        1.4        4.6
New subsidiary undertakings..................................      --          0.3        0.3
Additions....................................................     103.1        1.6      104.7
Disposals....................................................      --         (1.9)      (1.9)
Exchange adjustments.........................................      (0.4)      (0.1)      (0.5)
                                                                  -----       ----      -----
At 6 April 1996 .............................................     105.9        1.3      107.2

New subsidiary undertakings..................................       4.8        9.2       14.0
Additions....................................................       0.1        4.8        4.9
Transfer to subsidiary undertakings..........................    (103.1)      --       (103.1)
Disposals....................................................      (0.2)      (2.3)      (2.5)
Exchange adjustments.........................................      (1.5)      (2.0)      (3.5)
                                                                  -----       ----      -----
At 5 April 1997 .............................................       6.0       11.0       17.0
                                                                  -----       ----      -----


    At 5 April 1997, the market value of listed investments (all of which are listed on recognized stock exchanges) was (pound)5.2 million (1996 (pound)125.7 million and 1995 (pound)3.2 million).



                                                                 LISTED   UNLISTED
                                                                 AT COST   AT COST      TOTAL
                                                                 -------  ---------     -----
                                                                (POUND)M   (POUND)M    (POUND)M
COMPANY
Additions....................................................     103.1       --        103.1
At 6 April 1996..............................................     103.1       --        103.1
                                                                 ------       ----     ------
Additions....................................................      --          0.2        0.2
Transfer to investments in subsidiary undertakings...........    (103.1)      --       (103.1)
                                                                 ------       ----     ------
At 5 April 1997..............................................      --          0.2        0.2
                                                                 ------       ----     ------


    At 6 April 1996, the market value of listed investments (which are listed on a recognized stock exchange) was (pound)122.3 million.

                                                                                      NET BOOK
                                                                  COST     PROVISION    VALUE
                                                                  ----     ---------    -----
                                                                (POUND)M   (POUND)M    (POUND)M
INVESTMENT IN SUBSIDIARY UNDERTAKINGS
COMPANY
At 2 April 1995..............................................      81.8       (1.7)      80.1
Additions....................................................       0.3       --          0.3
                                                                  -----       ----      -----
At 6 April 1996..............................................      82.1       (1.7)      80.4
Additions....................................................     544.2       --        544.2
                                                                  -----       ----      -----
At 5 April 1997..............................................     626.3       (1.7)     624.6
                                                                  -----       ----      -----


    Investment in subsidiary undertakings includes the Company's 50.6% shareholding in Nemic-Lambda KK. Nemic-Lambda KK is quoted on the Tokyo Stock Exchange - First Tier and on 5 April 1997 the imputed value of the Company's 50.6% shareholding was (pound)118.3 million, translated at Yen 203.62/(pound)1 (2 May 1996 (pound)314.1 million, translated at Yen 157.03/(pound)1). At 28 May 1997 the imputed value of the Group's 50.6% shareholding was (pound)197.1 million, translated at Yen 189.56/(pound)1.

15  STOCKS

                                                                              1997       1996
                                                                            --------   --------
GROUP                                                                       (POUND)M   (POUND)M
Raw materials...........................................................      156.6      130.6
Work in progress........................................................      130.1      143.0
Finished goods and goods for resale.....................................      207.1      208.4
Consumable stock........................................................        6.9        7.3
                                                                              -----      -----
                                                                              500.7      489.3
                                                                              -----      -----

16  DEBTORS

                                                           GROUP                 COMPANY
                                                     -----------------     -------------------
                                                      1997       1996        1997      1996
                                                      ----       ----        ----      ----
                                                    (POUND)M   (POUND)M    (POUND)M   (POUND)M
Amounts falling due within one year:
Trade debtors ...................................     553.9      485.1        --         --
Amounts owed by subsidiary undertakings..........      --         --         310.8      405.3
Amounts owed by associated undertakings..........       1.6        2.8        --         --
Other debtors....................................     172.5      123.5        19.9       15.2
Prepayments and accrued income...................     102.6       68.1         3.2        2.1
                                                      -----      -----     -------    -------
                                                      830.6      679.5       333.9      422.6
                                                      -----      -----     -------    -------
Amounts falling due after more than one year:
Amounts owed by subsidiary undertakings..........      --         --       1,074.7      625.8
Other debtors....................................      36.6       27.8         0.2        0.3
Deferred taxation................................      39.1       43.7        --         --
                                                      -----      -----     -------    -------
                                                       75.7       71.5     1,074.9      626.1
                                                      -----      -----     -------    -------
                                                      906.3      751.0     1,408.8    1,048.7
                                                      -----      -----     -------    -------

    The deferred tax asset relates to provisions for post-employment benefit schemes in the United States.


17  CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                           GROUP                 COMPANY
                                                    -------------------    ------------------
                                                      1997        1996      1997       1996
                                                      ----        ----      ----       ----
                                                    (POUND)M    (POUND)M  (POUND)M   (POUND)M
Bank and other loans
 --  secured.....................................       4.1        9.6      --         --
 --  unsecured...................................      42.6       43.4      34.4       --
Bank overdrafts
 --  secured.....................................      --          4.2      --         --
 --  unsecured...................................      23.4       18.5      61.8       38.2
Finance leases...................................       7.1        7.5       0.3        0.3
                                                      -----      -----     -----      -----

SHORT-TERM BORROWINGS............................      77.2       83.2      96.5       38.5
                                                      -----      -----     -----      -----

Payments received on account.....................      35.2       30.4      --         --
Trade creditors..................................     351.6      304.3      --         --
Bills of exchange ...............................      14.4       24.8      --         --
Amounts owed to subsidiary undertakings..........      --         --        40.2       30.4
Taxation:
Corporation and overseas tax.....................     162.8      113.6      19.8       27.5
Other tax........................................      18.4       18.3       0.1        0.1
                                                      -----      -----     -----      -----
                                                      181.2      131.9      19.9       27.6
Social security..................................      13.1       11.8      --         --
Other creditors..................................      69.3       45.8       3.6        1.9
Accruals.........................................     138.9      143.1      13.6        5.6
Proposed dividend ...............................      69.5       57.2      69.5       57.2
                                                      -----      -----     -----      -----
OTHER CREDITORS..................................     873.2      749.3     146.8      122.7
                                                      -----      -----     -----      -----

18  CREDITORS:  AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR


                                                           GROUP                COMPANY
                                                     -----------------      -------------------
                                                      1997       1996         1997       1996
                                                      ----       ----         ----       ----
                                                    (POUND)M   (POUND)M     (POUND)M   (POUND)M
LOANS AND OTHER BORROWINGS
Finance leases.....................................   16.9        22.6          0.2        0.5
Bank and other loans (see note 19).................  681.1       608.8        565.0      251.0
                                                     -----       -----        -----      -----
                                                     698.0       631.4        565.2      251.5
                                                     -----       -----        -----      -----

19 BANK AND OTHER LOANS FALLING DUE AFTER MORE THAN ONE YEAR

                                                           GROUP                COMPANY
                                                   -------------------    -------------------
                                                    1997        1996        1997      1996
                                                    ----        ----        ----      ----
                                                  (POUND)M    (POUND)M    (POUND)M   (POUND)M
UNSECURED
Wholly repayable within 5 years..................    518.6      594.6       412.5      251.0
Repayable in more than 5 years by installments...      1.7        0.4        --         --
Repayable in more than 5 years other than by
installments....................................     152.4        0.7       152.5       --
                                                     -----      -----       -----      -----
                                                     672.7      595.7       565.0      251.0
                                                     -----      -----       -----      -----
SECURED
Wholly repayable within 5 years .................      2.1        4.0        --         --
Repayable in more than 5 years by installments ..      3.2        6.1        --         --
Repayable in more than 5 years other than by
installments.....................................      3.1        3.0        --         --
                                                     -----      -----       -----      -----
                                                       8.4       13.1        --         --
                                                     -----      -----       -----      -----
                                                     681.1      608.8       565.0      251.0
                                                     -----      -----       -----      -----



     An analysis of the loans by due date of repayment is set out below:

                                                            GROUP                COMPANY
                                                    --------------------   --------------------
                                                      1997        1996       1997        1996
                                                      ----        ----       ----        ----
                                                    (POUND)M    (POUND)M   (POUND)M    (POUND)M
1-2 years .......................................      41.9        3.8        --         --
2-5 years........................................     480.8      598.3       412.5      251.0
In 5 or more years
 --  by installments.............................       2.9        3.0        --         --
 --  not by installments.........................     155.5        3.7       152.5       --
                                                      -----      -----       -----      -----
                                                      681.1      608.8       565.0      251.0
                                                      -----      -----       -----      -----

    Of total unsecured bank and other loans of (pound)672.7 million, (pound)152.5 million is repayable January 2007 and is at a fixed rate of interest of 7.125% per annum, (pound)86.2 million is repayable by installments commencing 1999 and ceasing January 2001 and is at a fixed rate of interest of 11.22% per annum and (pound)17.7 million is repayable December 1998 at a fixed rate of interest of 9.12% per annum. Substantially all of the balance is repayable by November 2000 and the interest rate related to LIBOR and varies accordingly.

    Interest rate swaps totalling (pound)205.0 million have been entered into in respect of borrowings denominated in Sterling, United States Dollars, Deutschmarks, Yen and Canadian Dollars with maturity dates between January 1999 and April 2000.

    The secured bank and other loans totalling (pound)12.5 million are secured against assets of certain overseas subsidiary undertakings.

20  FINANCE LEASE COMMITMENTS

    At 5 April 1997 future minimum payments under finance leases and similar hire purchase arrangements are as follows:


                                                            GROUP                COMPANY
                                                     ------------------     ------------------
                                                       1997       1996       1997      1996
                                                     --------   --------   --------   -------
                                                     (POUND)M   (POUND)M   (POUND)M   (POUND)M
Payable within 1 year............................      9.9       10.8        0.3        0.4
Payable between 1 and 2 years....................      8.6        8.9        0.2        0.3
Payable between 2 and 5 years....................     11.3       16.3        0.1        0.3
Payable after 5 years............................      3.2        8.3       --         --
                                                      ----      -----       ----       ----

Total gross payments.............................     33.0       44.3        0.6        1.0
Less finance charges included above..............     (9.0)     (14.2)      (0.1)      (0.2)
                                                      ----      -----       ----       ----
                                                      24.0       30.1        0.5        0.8
                                                      ----      -----       ----       ----

21  PROVISIONS FOR LIABILITIES AND CHARGES

                                                                   OTHER
                                                                  INCLUDING
                                       POST-RETIREMENT          REORGANIZATION  DEFERRED
                                         OBLIGATIONS   PENSIONS  AND WARRANTY     TAX       TOTAL
                                         -----------   --------  ------------     ---       -----
                                           (POUND)M    (POUND)M    (POUND)M     (POUND)M  (POUND)M
GROUP
At 2 April 1995.......................     124.3         37.1       54.0         54.7      270.1
New subsidiary undertakings..........       --            1.9        3.5         (1.4)       4.0
Transfers.............................      --           --         --           (0.2)      (0.2)
Utilized in year -- net...............      (9.3)        (1.0)     (18.5)        --        (28.8)
Charged in year.......................       7.1          3.8        2.9         14.3       28.1
Advance corporation tax...............      --           --         --            9.9        9.9
Exchange adjustments..................       7.9          0.7        1.5         --         10.1
                                           -----         ----       ----         ----      -----
At 6 April 1996.......................     130.0         42.5       43.4         77.3      293.2
                                           -----         ----       ----         ----      -----
New subsidiary undertakings..........       --           15.5       22.5          7.5       45.5
Transfers.............................      --           --         --            2.0        2.0
Utilized in year -- net...............     (11.1)        (4.0)     (23.3)        --        (38.4)
Charged in year.......................       0.9          1.8       11.2          7.6       21.5
Advance corporation tax...............      --           --         --           (0.1)      (0.1)
Exchange adjustments..................      (8.0)        (9.1)      (5.0)        (7.0)     (29.1)
                                           -----         ----       ----         ----      -----
At 5 April 1997.......................     111.8         46.7       48.8         87.3      294.6
                                           -----         ----       ----         ----      -----

    Other, including reorganization and warranty provisions of (pound)48.8 million (1996 (pound)43.4 million and 1995 (pound)54.0 million), includes (pound)nil million (1996 (pound)7.8 million and 1995 (pound)15.0 million) for the integration and reorganization costs arising on the restructuring of acquired businesses. (pound)7.0 million was utilized in the year (1996 (pound)7.2 million and 1995 (pound)15.1 million).

                                                                          DEFERRED
                                                                            TAX       TOTAL
                                                                          --------    -----
                                                                          (POUND)M   (POUND)M
COMPANY
At 2 April 1995.........................................................    13.6       13.6
Charged in year.........................................................   (11.9)     (11.9)
Advance corporation tax.................................................    5.9        5.9
                                                                           -----      -----

At 6 April 1996.........................................................    7.6        7.6
                                                                           -----      -----
Charged in year.........................................................   (1.0)      (1.0)
Advance corporation tax.................................................   (0.1)      (0.1)
                                                                           -----      -----
At 5 April 1997.........................................................    6.5        6.5
                                                                           -----      -----



                                                                     DEFERRED TAX
                                                     ------------------------------------------
                                                                  1997                  1996
                                                       1997       FULL        1996      FULL
                                                      AMOUNT    POTENTIAL    AMOUNT   POTENTIAL
                                                     PROVIDED   LIABILITY   PROVIDED  LIABILITY
                                                     --------   ---------   --------  ---------
                                                     (POUND)M   (POUND)M    (POUND)M   (POUND)M
GROUP
Excess tax allowances over depreciation...........      21.1      142.7       16.7       89.4
Other timing differences..........................      78.0       78.0       72.3       72.3
Advance corporation tax...........................     (11.8)     (11.8)     (11.7)     (11.7)
                                                       -----      -----      -----      -----
                                                        87.3      208.9       77.3      150.0
                                                       -----      -----      -----      -----

COMPANY
Excess tax allowances over depreciation...........       0.2        0.2        0.2        0.2
Other timing differences..........................      18.1       18.1       19.1       19.1
Advance corporation tax...........................     (11.8)     (11.8)     (11.7)     (11.7)
                                                       -----      -----      -----      -----
                                                         6.5        6.5        7.6        7.6
                                                       -----      -----      -----      -----

    No provision has been made for the taxation liabilities which could arise in the Group if certain freehold properties and other fixed assets were realized at their balance sheet values. The potential liability is estimated at (pound)190.3 million (1996 (pound)211.3 million).

    No provision has been made for additional taxation liabilities which may arise if retained profits of certain overseas subsidiary and associated undertakings are remitted to the United Kingdom.

22  CALLED UP SHARE CAPITAL

                                                                                    1997          1996
                                                                                    ----          ----
                                                                                  (POUND)M      (POUND)M
AUTHORIZED:  960,000,000 (1996 480,000,000) ordinary shares of 25p each.......      240.0         120.0
                                                                                    -----         -----
ISSUED, ALLOTTED AND FULLY PAID:  473,495,708 (1996 428,997,343)
    ordinary shares of 25p each...............................................      118.4          107.2
                                                                                    -----         -----

    On 10 April 1996, 189,224 shares and on 1 October 1996, 623,509 shares at nominal value 25p each were issued in lieu of dividends for nominal value of (pound)0.2 million (value (pound)7.0 million). A further 755,492 shares at nominal value 25p each were issued under the share option scheme for proceeds of (pound)4.2 million.

    During the year, the Company issued 42,930,140 shares in connection with the acquisition of Unitech plc.

    At 5 April 1997, options were outstanding as follows:

                                                       NO. OF SHARES
                                                    --------------------
                                                                                                   OPTION
                                                    1997             1996      DESCRIPTION         PRICE
                                                    -----           -----      -----------         ------
Executive Scheme (August 1987 grant) ....           6,447           6,447       Ordinary       (pound)2.6566
Executive Scheme 1993 (December 1993
  grant).................................         759,000       1,505,000       Ordinary       (pound)5.6250
Executive Scheme 1993 (July 1994 grant)..          80,000         105,000       Ordinary       (pound)5.9950
Executive Scheme 1993 (December 1994
  grant) ................................         135,000         140,000       Ordinary       (pound)5.3650
Executive Scheme 1993 (July 1995 grant)..         245,000         300,000       Ordinary       (pound)6.4850
Executive Scheme 1993 (December 1995
  grant) ................................       1,620,000       1,670,000       Ordinary       (pound)7.8850
Executive Scheme 1993 (July 1996 grant)..         480,000              --       Ordinary       (pound)9.3550
Executive Scheme 1993 (December 1996
  grant) ................................         655,000              --       Ordinary       (pound)9.9450
Unitech Executive Scheme Rollover
  (September 1995) ......................         150,681              --       Ordinary       (pound)6.9100
Savings Related Share Option Scheme 1996
  (January 1997) ........................         660,357              --       Ordinary       (pound)8.6900
Unitech Savings Related Share Option
Scheme Rollover (Various)................         288,092              --       Ordinary       (pound)1.47-(pound)5.15


    For all the executive schemes options are exercisable in normal circumstances between the third and the tenth anniversary of the date of grant. Under the Savings Related Share Option Scheme 1996 options for 235,226 shares are exercisable on the third anniversary and for 425,131 shares on the fifth anniversary from the start of the savings contract. The options granted under the Unitech Savings Related Share Option Scheme Rollover are exercisable on the fifth anniversary of the start of the savings contract.

23  RESERVES

                                                                                  OTHER
                                                                                 RESERVES
                                            SHARE                    EXCHANGE     TOTAL
                                           PREMIUM      MERGER      VARIATION     OTHER       REVENUE
                                           ACCOUNT     RESERVE       RESERVE     RESERVES     RESERVE
                                            -----       ------        -----       ------       -----
                                           (POUND)M    (POUND)M      (POUND)M    (POUND)M     (POUND)M
GROUP
At 1 April 1995 .....................       393.4           --        (10.3)       (10.3)       476.0
Reallocation in respect of scrip
  dividends..........................        (8.7)          --           --           --          8.7
Profit attributable to the members of
  Siebe plc .........................          --           --         21.9         21.9        193.0
Dividends -- total ..................          --           --           --           --        (57.2)
  Less scrip element ................        (0.1)          --           --           --          3.3
New share capital subscribed ........         0.6           --           --           --           --
Goodwill written off ................          --           --           --           --        (65.5)
                                            -----       ------       ------       ------        -----
At 6 April 1996 .....................       385.2           --         11.6         11.6        558.3
                                            -----       ------       ------       ------        -----
Profit attributable to the members of
  Siebe plc .........................          --           --           --           --        253.8
Dividends -- total ..................          --           --           --           --        (73.4)
  Less scrip element ................          --           --           --           --          6.8
Currency translation differences (on
  foreign currency net investments)..          --           --       (158.2)      (158.2)          --
New share capital subscribed ........         4.0        361.3           --        361.3           --
Transfer to goodwill ................          --           --           --           --          3.9
Goodwill written off ................          --       (361.3)          --       (361.3)       (93.8)
                                            -----       ------       ------       ------        -----
At 5 April 1997 .....................       389.2           --       (146.6)      (146.6)       655.6
                                            -----       ------       ------       ------        -----

    Transfer to goodwill of (pound)3.9 million represents a transfer from Revenue Reserve to goodwill written off relating to the 1995/96 final dividend on shares issued to acquire Unitech plc which is part of the total consideration paid for Unitech plc.

    The cumulative amount to goodwill resulting from acquisitions which has been written off between 1 April 1984 and 5 April 1997 is (pound)810.3 million (1996 (pound)355.2 million and 1995 (pound)289.7 million), of which (pound)578.6 million (1996 (pound)217.3 million and 1995 (pound)217.3 million) has been charged to Merger Reserve and (pound)231.7 million (1996 (pound)137.9 million and 1995 (pound)72.4 million) to Revenue Reserve.


                                                                             OTHER
                                                                           RESERVES
                                             SHARE              EXCHANGE     TOTAL
                                            PREMIUM    MERGER   VARIATION    OTHER     REVENUE
                                            ACCOUNT   RESERVE    RESERVE    RESERVES   RESERVE
                                             -----     -----     -------     -----      ----
                                           (POUND)M   (POUND)M  (POUND)M    (POUND)M   (POUND)M
COMPANY
At 1 April 1995..........................    393.4     217.3        --      217.3       64.1
Reallocation in respect of scrip
  dividends..............................    (8.7)        --        --         --        8.7
Profit for year..........................       --        --        --         --       79.3
Dividends - total........................       --        --        --         --     (57.2)
  Less scrip element.....................    (0.1)        --        --         --        3.3
Exchange variations......................       --        --        --         --        1.8
New share capital subscribed.............      0.6        --        --         --         --
                                             -----     -----      ----      -----      -----
At 6 April 1996..........................    385.2     217.3        --      217.3      100.0
                                             -----     -----      ----      -----      -----

Profit for year..........................       --        --        --         --       80.0
Dividends - total........................       --        --        --         --     (73.4)
  Less scrip element.....................       --        --        --         --        6.8
Exchange variations......................       --        --        --         --        1.6
New share capital subscribed.............      4.0     361.3        --      361.3         --
                                             -----     -----      ----      -----      -----
At 5 April 1997..........................    389.2     578.6        --      578.6      115.0
                                             -----     -----      ----      -----      -----


    Following a review of the Company's scrip dividend scheme in Fiscal 1996 it was concluded that shares which have been issued as an alternative to cash dividends have the legal form of a bonus issue. Accordingly, the accounting treatment was changed to reflect this. Previously, scrip dividends were dealt with as if the cash alternative had been received by the shareholders and immediately reinvested in shares.

24  COMMITMENTS

    Capital expenditure authorized and contracted at the balance sheet date but for which no provision has been made in the accounts amounted to (pound)9.1 million (1996 (pound)17.8 million).

    Payments under operating leases in the year to 4 April 1998 are as follows:

                                                         1997                                1996
                                           -------------------------------      ------------------------------
                                                         OTHER                               OTHER
                                             LAND &    OPERATING                 LAND &    OPERATING
                                           BUILDINGS     LEASES      TOTAL      BUILDINGS   LEASES       TOTAL
                                           ---------   ---------     -----      ---------  ---------      ----
                                            (POUND)M    (POUND)M    (POUND)M    (POUND)M    (POUND)M    (POUND)M
GROUP
Leases expiring
Within 1 year............................      4.5         6.4        10.9         2.5         5.4         7.9
Between 2 and 5 years....................      7.3        28.5        35.8         5.3        32.1        37.4
More than 5 years........................     21.1         5.1        26.2        17.9         4.0        21.9
                                              ----        ----        ----        ----        ----        ----
                                              32.9        40.0        72.9        25.7        41.5        67.2
                                              ----        ----        ----        ----        ----        ----
COMPANY
Leases expiring
Between 2 and 5 years....................      --          0.3         0.3         --          0.3         0.3
More than 5 years........................      0.5        --           0.5         1.0        --           1.0
                                              ----        ----        ----        ----        ----        ----
                                               0.5         0.3         0.8         1.0         0.3         1.3
                                              ----        ----        ----        ----        ----        ----

25  PENSIONS

    The Group operates pension schemes for the majority of employees. The larger schemes, in the United Kingdom and United States, are of the defined benefit type, and costs are assessed with the advice of independent qualified actuaries using the projected unit method. These schemes cover 25.4% of Group employees. The assets of these schemes are held in separate trustee administered funds.

    The dates of the latest actuarial valuations fall between 31 January 1996 and 31 March 1997 and the market value of the assets of the principal schemes was (pound)434.0 million.

    For the purposes of assessing funding levels and contributions under SSAP24 and FAS87, the principal actuarial assumptions used were investment returns of 8% to 9.5% per annum and pay growth of 4% to 6.5% per annum. Actuarial asset values were determined for the United Kingdom schemes using discounted future investment income methods assuming dividend growth rates of 4.5% per annum. For the remainder, market or smoothed market value methods were adopted. The aggregate actuarial value of assets in the main funds in the United Kingdom and the United States represented 100.9% of the benefits which had accrued to members after allowing for expected increases in earnings.

    Debtors falling due within one year, creditors falling due within one year and creditors falling due after more than one year include (pound)37.8 million, (pound)2.5 million and (pound)12.3 million, respectively, for pension prepayments and accruals (1996 (pound)35.4 million, (pound)2.0 million and (pound)18.6 million, respectively).

    OTHER POST-EMPLOYMENT BENEFITS The Group operates a number of plans under which approximately 15,000 employees are eligible to receive benefits after retirement. These plans are principally in the United States and are in respect of medical benefits. The method of accounting for these is similar to that used for defined benefit pension schemes. The United States arrangements were actuarially valued as at 5 April 1997; the principal assumptions are that the long-term increase in health costs will be in the range of 4% to 8% per annum and a discount rate of 7.75%. The cost of these benefits charged to the profit and loss account was (pound)4.4 million (1996 (pound)5.4 million). In addition, the Group makes payments to various ex-employees under medical and workers' compensation agreements.

26  CONTINGENT LIABILITIES

    GROUP There are contingent liabilities in respect of guarantees and bank indemnities totalling (pound)96.4 million (1996 (pound)104.0 million).

    COMPANY The Company has contingent liabilities in respect of guarantees of subsidiary undertakings' bank loans and overdrafts and bank indemnities totalling (pound)65.0 million (1996 (pound)408.1 million).

27  CASH FLOW STATEMENT

    Reconciliation of operating profit to net cash inflow from operating activities


                                                                           1997        1996
                                                                          ------       ------
                                                                        (POUND)M     (POUND)M
Operating profit .................................................         469.9        371.2
Depreciation charges .............................................         146.6        121.4
Profit in associated undertakings ................................          (0.3)        (0.5)
Decrease in stocks ...............................................          29.9          7.8
Increase in debtors ..............................................         (67.6)       (60.9)
Decrease in creditors/provisions .................................         (56.5)        (1.9)
                                                                           -----        -----
Net cash inflow from operating activities.........................         522.0        437.1
                                                                           -----        -----


        Analysis of the net outflow of cash in respect of the purchase of subsidiary undertakings


                                                                           1997        1996
                                                                          ------       ------
                                                                        (POUND)M     (POUND)M
Cash consideration ...............................................         260.9        101.2
Less paid in the year ended 6 April 1996 .........................        (103.1)          --
                                                                           -----        -----
                                                                           157.8        101.2
                                                                           -----        -----

        Reconciliation of net cash flow to movement in net debt


                                                                           1997        1996
                                                                          ------       ------
                                                                        (POUND)M     (POUND)M
(Decrease)/increase in cash in the period ........................         (59.9)        10.4
Cash inflow from increase in debt and lease financing ............         (22.2)       (80.9)
Cash outflow/(inflow) from increase/(decrease) in liquid resources           2.8         (0.6)
Change in net debt resulting from cash flows .....................         (79.3)       (71.1)
Loans and finance leases acquired with subsidiary undertakings ...         (87.2)       (10.1)
New finance leases ...............................................          (5.1)        (5.1)
Translation differences ..........................................          39.5        (35.0)
Movement in net debt in the year .................................        (132.1)      (121.3)
Net debt at the start of the year ................................        (432.3)      (311.0)
                                                                          ------       ------
Net debt at the end of the year ..................................        (564.4)      (432.3)
                                                                          ------       ------

        Analysis of changes to net debt


                                                    ACQUISITIONS
                                                     (EXCLUDING    OTHER
                                AT                    CASH AND     NON-CASH   EXCHANGE      AT
                           1 APRIL 1995   CASH FLOW  OVERDRAFTS)   CHANGES*  MOVEMENT   6 APRIL 1996
                              ------       -------     -------     -------    ------     ------
                             (POUND)M      (POUND)M   (POUND)M    (POUND)M   (POUND)M   (POUND)M
Cash at bank and in hand...    158.2           7.3                              (2.6)     162.9
Overdrafts.................    (25.1)          3.1                              (0.7)     (22.7)
                                              10.4

Debt due within 1 year.....   (111.0)         54.5        (4.3)       11.3      (3.5)     (53.0)
Debt due after 1 year......   (411.9)       (153.8)       (5.8)      (11.3)    (26.0)    (608.8)
Finance leases.............    (43.1)         18.4         --         (5.1)     (0.3)     (30.1)
                                             (80.9)

Short-term deposits........    121.9          (0.6)        --         --        (1.9)     119.4
                              ------        ------     -------     -------    ------     ------

Total......................   (311.0)        (71.1)      (10.1)       (5.1)    (35.0)    (432.3)
                              ------        ------     -------     -------    ------     ------

Cash at bank and in hand...    158.2                                                      162.9
Short-term deposits........    121.9                                                      119.4
                              ------                                                     ------
Cash and deposits..........    280.1                                                      282.3
                              ------                                                     ------


* Other movements comprise transfers between categories of debt and new finance leases.

                                                                ACQUISITIONS
                                                                 (EXCLUDING       OTHER
                                     AT                           CASH AND       NON-CASH      EXCHANGE           AT
                                6 APRIL 1996      CASH FLOW      OVERDRAFTS)     CHANGES*      MOVEMENT       5 APRIL 1997
                                ------------      ---------      -----------     --------      --------       ------------
                                  (POUND)M        (POUND)M        (POUND)M       (POUND)M       (POUND)M       (POUND)M
Cash at bank and in hand            162.9           (54.9)                                       (19.6)           88.4
Overdrafts .............            (22.7)           (5.0)                                         4.3           (23.4)
                                                    (59.9)

Debt due within 1 year .            (53.0)           20.4          (12.1)          (9.9)           7.9           (46.7)
Debt due after 1 year ..           (608.8)          (56.1)         (90.1)           9.9           64.0          (681.1)
Finance leases .........            (30.1)           13.5           (4.6)          (5.1)           2.3           (24.0)
                                                    (22.2)

Short-term deposits ....            119.4             2.8           19.6           --            (19.4)          122.4
                                    -----           -----           ----           ----           ----           -----
Total ..................           (432.3)          (79.3)         (87.2)          (5.1)          39.5          (564.4)
                                    -----           -----           ----           ----           ----           -----

Cash at bank and in hand            162.9                                                                         88.4
Short-term deposits ....            119.4                                                                        122.4
                                    -----                                                                        -----
Cash and deposits ......            282.3                                                                        210.8
                                    -----                                                                        -----


* Other movements comprise transfers between categories of debt and new finance leases.

28  ACQUISITIONS AND DISPOSALS

    During Fiscal 1997, the Group acquired 100% of the issued share capital of Unitech Limited, previously Unitech plc ('Unitech'), ERO Electronic S.p.A., Controlli SpA, Satchwell Controls Limited, Barcol Air AG, Elbit-ATI, Predictive Control Limited and the trade and assets of Demag Mannesmann and VTA Power Application Division. The purchase consideration, including professional and associated costs, amounted to (pound)622.8 million.

    Investment in subsidiary undertakings shown in the consolidated cash flow statement is the cash payment for acquisitions noted above.

    UNITECH The acquisition of Unitech was completed during the year. In March 1996, the Company purchased a 25% interest in Unitech for a cash consideration of (pound)103.1 million. Following a recommended offer made on 11 April 1996, the Company acquired substantially all of the balance of the Unitech shares on 2 May 1996, and acquired the balance of the Unitech shares at various dates during June and July 1996 for consideration comprising the issue of 42,930,140 ordinary shares of 25p each in the Company and additional cash consideration, including expenses, of (pound)21.7 million. The fair value of the total consideration was (pound)496.9 million.

    The following table analyzes the fair value of the net assets of Unitech acquired during the year:


                                                                                                 FAIR
                                                               ACCOUNTING                        VALUE
                                                  BOOK           POLICY        FAIR VALUE          OF
                                                  VALUE        ADJUSTMENT      ADJUSTMENT     NET ASSETS
                                                   ----           ----             ---           -----
                                                 (POUND)M       (POUND)M         (POUND)M      (POUND)M
GROUP
Intangible fixed assets ..............             --             89.6            --              89.6
Tangible fixed assets ................            107.3           --              20.7           128.0
Trade investments ....................             15.1           (0.8)           --              14.3
Stocks ...............................             80.8           (5.9)           --              74.9
Debtors ..............................            126.0           --              --             126.0
Cash and deposits ....................             34.6           --              --              34.6
Short-term loans .....................            (33.4)          --              --             (33.4)
Long-term debt .......................            (90.8)          --              --             (90.8)
Short-term creditors .................            (85.1)          --              (7.9)          (93.0)
Provisions for liabilities and charges            (13.9)          --              (9.5)          (23.4)
Minority interest ....................            (68.7)         (16.3)           (1.3)          (86.3)
                                                   ----           ----             ---           -----
                                                   71.9           66.6             2.0           140.5
                                                   ----           ----             ---           -----
Consideration -- paid in cash ........                                                           124.8
              -- paid in shares ......                                                           372.1
                                                                                                 -----
Goodwill .............................                                                           356.4
                                                                                                 -----


        Unitech contributed in 1996/1997 (11 months) profit before tax of (pound)43.0 million, after allocating group interest and head office costs.

        Unitech contributed in 1996/1997 (11 months) (pound)85.0 million to the Group's net cash inflow from operating activities, paid (pound)8.9 million in respect of net returns on investments and servicing of finance, paid (pound)16.9 million in respect of taxation, utilized (pound)33.8 million for capital expenditure and financial investments and paid (pound)3.0 million of equity dividends.

        An amount of (pound)0.5 million has been charged to the Group profit and loss account in respect of costs incurred in reorganizing, restructuring and integrating the acquisition in the period from 2 May 1996 to 5 April 1997.

        The summarized profit and loss account for the period from 1 June 1995 to 2 May 1996 shown on the basis of the accounting policies of Unitech prior to the acquisition, is as follows:


                                                       (POUND)M
                                                         -----
Turnover ....................................            376.9
                                                         -----
Operating profit, before exceptional items ..             35.6

Profit on ordinary activities before taxation             25.3
Tax on profit on ordinary activities ........            (12.8)
                                                         -----
Profit on ordinary activities after taxation              12.5
Minority interests ..........................             (5.3)
                                                         -----
Profit for the financial period .............              7.2
                                                         -----


        Profit on ordinary activities before tax is arrived at after charging exceptional costs of (pound)7.3 million, comprising (pound)2.2 million of costs relating to the Siebe plc bid for Unitech and provision for legal disputes arising in the normal course of business. In the year ended 31 May 1995 the profit after taxation and minority interests was (pound)18.7 million.

        Total recognized gains and losses for the period from 1 June 1995 and 2 May 1996 comprise the profit for the financial period of (pound)7.2 million and translation gain on foreign currency net investments of (pound)5.6 million.

    OTHER ACQUISITIONS

    The following table analyzes the fair value of the net assets acquired for the other acquisitions during the year:


                                                                                                     FAIR
                                                                     ACCOUNTING                      VALUE
                                                                       POLICY      FAIR VALUE       OF NET
                                                    BOOK VALUE       ADJUSTMENT    ADJUSTMENT        ASSETS
                                                       ----             ----          ----            ----
                                                     (POUND)M         (POUND)M      (POUND)M        (POUND)M
GROUP
Intangible fixed assets............................       5.7             27.6           --           33.3
Tangible fixed assets..............................      28.4               --         13.4           41.8
Investments in associated undertakings.............       0.1               --           --            0.1
Stocks.............................................      23.8               --           --           23.8
Debtors............................................      43.1               --           --           43.1
Cash and deposits..................................       0.9               --           --            0.9
Short-term loans...................................     (30.3)              --           --          (30.3)
Long-term debt.....................................      (3.9)              --           --           (3.9)
Short-term creditors...............................     (31.9)              --           --          (31.9)
Long-term creditors................................      (1.3)              --           --           (1.3)
Provisions for liabilities and charges.............     (20.0)              --         (2.0)         (22.0)
Minority interest..................................        --             (0.9)          --           (0.9)
                                                         ----             ----         ----           ----
                                                         14.6             26.7         11.4           52.7
                                                         ----             ----         ----           ----
Consideration -- paid in cash......................                                                  117.8
              -- deferred consideration............                                                    8.1
                                                                                                      ----
Goodwill...........................................                                                   73.2
                                                                                                      ----



                                                  (POUND)M
                                                    ----
Goodwill on the acquisition of:
ERO Electronic S.p.A ...................            11.2
Controlli SpA ..........................             4.8
Satchwell Controls Limited .............            46.1
Barcol Air AG ..........................             9.1
Elbit - ATI ............................             1.6
Predictive Control Limited .............             1.9
Demag Mannesmann Compressed Air Division            (2.6)
VTA Power Application Division .........             1.1
                                                    ----
                                                    73.2
                                                    ----


    In the fair value tables, the fair values attributed to intangible fixed assets represent market values of intangible fixed assets acquired, principally patents, licenses and trademarks, and have been based upon professional valuations. The fair values attributed to the tangible fixed assets represent revaluations of tangible fixed assets acquired and have been based upon professional valuations, on the basis of their open market existing use or depreciated replacement cost as appropriate. The minority interest adjustments comprise the minority interest share of these fixed asset adjustments.

    The other accounting policy adjustment relates principally to an alignment of stock provisions in Unitech with those adopted by Siebe plc.

    Fair value adjustments for provisions for liabilities and charges comprise recognition of unprovided amounts in respect of pensions ((pound)4.5 million) and tax liabilities ((pound)7.0 million) and fair value adjustments to short-term creditors comprise recognition of unprovided amounts in respect of onerous contracts and other liabilities.

    The Group also paid (pound)18.3 million in cash relating to deferred payments for companies acquired in the prior year.

    The acquisitions (excluding Unitech) contributed profit before tax of (pound)5.4 million, after allocating group interest and head office costs. The acquisitions (excluding Unitech) incurred losses before tax of (pound)4.4 million for the period from the start of their financial year to the date of acquisition and earned profits before tax of (pound)10.6 million for the previous financial year.

    The acquisitions (excluding Unitech) contributed (pound)13.1 million to the Group's cash inflow from operating activities, paid (pound)4.0 million in respect of net returns on investments and servicing of finance, received (pound)1.5 million in respect of taxation and utilized (pound)0.4 million for capital expenditure and financial investments during 1997.

    In addition, the Group acquired further minority interests, principally the remaining 51% in Mahle GmbH, a further 8% in Gestra AG and the remaining 17% in Eliwell S.p.A. for a total cash and deferred consideration of (pound)35.6 million with resulting goodwill of (pound)25.5 million.

    During fiscal 1996, the Group acquired 100% of the issued share capital of Form Rite Corp, Form Rite (Canada) Ltd, Foxboro L & N (formerly L & N SCADA), P & W Ventil-und Regler Service GmbH, 80% of Siebe Fluid Systems Ltda (formerly Tubotecnica Termoplasticos Ltda), the remaining 65% of Triconex Solutions SA not already owned by the Group and 49% of Mahle Kompressoren GmbH and its subsidiary AGRE-Kompressoren Druckluftgerate Ges.m.b.H (over which the Group exercises a dominant influence) with a commitment to acquire a further 2%. The purchase consideration, including professional and associated costs, amounted to (pound)86.9 million.

    The above acquisitions contributed profit before tax of (pound)3.2 million, after allocating group interest and head office costs.

    The acquisitions earned profit before tax of (pound)1.2 million for the period from the start of their financial year to the date of acquisition and earned profit before tax of (pound)6.5 million for the previous financial year.

    Investment in subsidiary undertakings shown in the consolidated cash flow statement is the cash payment for acquisitions noted above.

    The following table analyzes the fair value of the net assets acquired during fiscal 1996:


                                                                                             FAIR
                                                                                             VALUE
                                                                            FAIR VALUE       OF NET
                                                              BOOK VALUE    ADJUSTMENT       ASSETS
                                                              ----------    ----------       ------
                                                               (POUND)M      (POUND)M       (POUND)M
GROUP
Intangible fixed assets..................................         1.8           7.1            8.9
Tangible fixed assets....................................        18.7          14.7           33.4
Investments in associated undertakings...................         0.3            --            0.3
Stocks...................................................        22.3            --           22.3
Debtors..................................................        19.8            --           19.8
Cash at bank and in hand.................................         4.8            --            4.8
Short-term loans.........................................        (4.3)           --           (4.3)
Long-term debt...........................................        (5.8)           --           (5.8)
Short-term creditors.....................................       (18.8)           --          (18.8)
Long-term creditors......................................        (3.7)           --           (3.7)
Deferred tax                                                      1.4            --            1.4
Provisions for liabilities and charges...................        (5.4)           --           (5.4)
Minority interest........................................        (9.6)           --           (9.6)
                                                                 ----          ----           ----
                                                                 21.5          21.8           43.3
                                                                 ----          ----           ----
Consideration -- paid in cash............................                                     79.1
              -- deferred cash...........................                                      7.8
              -- transfer from associated undertakings...                                      2.5
                                                                                              ----
Goodwill.................................................                                     46.1
                                                                                              ----


    The Group also paid (pound)22.1 million in cash relating to deferred payments for companies acquired in the prior year.

    The subsidiary undertakings acquired during 1996 contributed (pound)11.6 million to the Group's net operating cash flows and paid (pound)1.0 million in respect of net returns on investments and servicing of finance, paid (pound)0.5 million in respect of taxation and utilized (pound)8.8 million for investing activities.

    In addition, the Group acquired the remaining 40% minority interest in Fabex, Inc., a further 11.3% of the share capital of Gestra AG and a further 8.3% of the share capital of Eliwell S.p.A. for a total consideration of (pound)34.0 million of which (pound)5.5 million was paid in cash and (pound)28.5 million as deferred cash consideration with resulting goodwill of (pound)19.4 million.

    Goodwill on the acquisition of:


                                                      (POUND)M
                                                        ----
Form Rite Corp, including Form Rite (Canada)            32.7
Fabex Inc. (40%) ...........................            18.6
Other ......................................            14.2
                                                        ----
                                                        65.5
                                                        ----


29  POST BALANCE SHEET EVENT

    On 15 May 1997, the Company made a recommended offer for APV plc ('APV') on the basis of 0.10955 new Siebe shares for each APV share or alternatively 97.5p in cash for each APV share, which values the issued and to be issued ordinary share capital of APV at approximately (pound)338.4 million.

                        UNAUDITED CONSOLIDATED PROFIT AND LOSS ACCOUNT


                                                    SIX MONTHS       SIX MONTHS
                                                     ENDED 30         ENDED 30
FOR THE SIX MONTHS ENDED 30 SEPTEMBER               SEPTEMBER,       SEPTEMBER,
1997 AND 30 SEPTEMBER 1996                 NOTES       1997             1996
                                           -----    ----------      -----------
                                                     (POUND)M         (POUND)M
TURNOVER..............................
Continuing Operations.................                 1,448.9          1,471.4
Acquisitions..........................                   257.6             --
                                                    ----------      -----------
                                             1         1,706.5          1,471.4
                                                    ----------      -----------
OPERATING PROFIT
Continuing Operations.................                   237.2            216.0
Acquisitions..........................                    14.2             --
                                                    ----------      -----------
                                             1           251.4            216.0
Profit on sale of fixed assets........                     2.8              2.8
Profit on sale of businesses..........                    --               --
                                                    ----------      -----------
PROFIT BEFORE INTEREST................                   254.2            218.8
Interest - net........................                   (32.5)           (28.4)
                                                    ----------      -----------
PROFIT BEFORE TAXATION................                   221.7            190.4
Taxation..............................       2           (79.4)           (71.4)
                                                    ----------      -----------
PROFIT AFTER TAXATION.................                   142.3            119.0
Minority interests....................                    (5.4)            (6.9)
                                                    ----------      -----------
PROFIT ATTRIBUTABLE TO MEMBERS OF SIEBE                  136.9            112.1
  PLC.................................
Dividends.............................       3           (30.2)           (27.0)
                                                    ----------      -----------
TRANSFER TO REVENUE RESERVE...........                   106.7             85.1
                                                    ----------      -----------

EARNINGS PER SHARE....................       4            27.7p            24.0p

Average exchange rates for the period
US$/(pound)1..........................                     1.63             1.54
Yen/(pound)1..........................                   194.01           167.11
DM/(pound)1...........................                     2.87             2.33

        The figures for the six months to 30 September 1997 have been prepared on the same basis of accounting as for the 52 weeks to 5 April 1997 and are unaudited.

                      UNAUDITED CONSOLIDATED BALANCE SHEET


                                     SEPTEMBER  SEPTEMBER
                                     30, 1997   30, 1996
                                     -------    -------
                                     (POUND)M   (POUND)M
FIXED ASSETS
Intangible assets................      489.3      434.6
Tangible assets..................    1,237.7    1,086.1
Investment in associated
undertakings.....................        5.7        2.1
Trade investments................       11.0       19.5
                                     -------    -------
                                     1,743.7    1,542.3
                                     -------    -------
CURRENT ASSETS
Stock and work in progress.......      606.4      534.0
Debtors..........................    1,149.3      901.7
Cash and deposits................      250.3      270.3
                                     -------    -------
                                     2,006.0    1,706.0
Creditors:
amounts falling due within one
  year
Short-term borrowings............      (43.8)     (68.9)
Other creditors..................   (1,080.0)    (800.4)
                                     -------    -------
                                    (1,123.8)    (869.3)
                                     -------    -------
NET CURRENT ASSETS...............      882.2      836.7
                                     -------    -------
Total assets less current
  liabilities....................    2,625.9    2,379.0
Creditors:
amounts falling due after more
  than one year
Loans and other borrowings.......     (875.5)    (775.6)
Other creditors..................      (49.3)     (46.1)
                                     -------    -------
                                      (924.8)    (821.7)
Provisions for liabilities and
  charges........................     (355.1)    (294.4)
                                     -------    -------
NET ASSETS.......................    1,346.0    1,262.9
                                     =======    =======

CAPITAL AND RESERVES
Share capital....................      126.1      118.0
Share premium....................      390.4      385.2
Other reserves...................      (68.5)     (29.9)
Revenue reserve..................      763.9      633.1
                                     -------    -------
SHAREHOLDERS' FUNDS -- EQUITY....    1,211.9    1,106.4
MINORITY INTERESTS -- EQUITY.....      134.1      156.5
                                     -------    -------
CAPITAL EMPLOYED.................    1,346.0    1,262.9
                                     -------    -------

NET BORROWINGS...................      669.0      574.2
GEARING -- SHAREHOLDERS' FUNDS...       55.2%      51.9%
        -- CAPITAL EMPLOYED .....       49.7%      45.4%
                                     -------    -------

Period end exchange rates
US$/(pound)1.....................       1.61       1.56
Yen/(pound)1.....................     197.08     174.37
DM/(pound)1......................       2.84       2.39

                          UNAUDITED CONSOLIDATED CASH FLOW STATEMENT


FOR THE SIX MONTHS ENDED 30                               SIX MONTHS ENDED             SIX MONTHS ENDED
SEPTEMBER 1997 AND SEPTEMBER 1996       NOTES            30 SEPTEMBER, 1997           30 SEPTEMBER, 1996
                                         ---            --------------------        ----------------------
                                                        (POUND)M    (POUND)M        (POUND)M      (POUND)M
OPERATING ACTIVITIES
NET CASH FLOW FROM OPERATING
  ACTIVITIES.....................        5                            226.3                         192.3
RETURNS ON INVESTMENT AND SERVICING
  OF FINANCE
Interest received................                          3.0                          3.5
Interest paid....................                        (35.2)                       (29.5)
Interest element of finance lease
  rental payments................                         (0.7)                        (2.2)
Dividends paid to minority interests                      (1.2)                        (1.4)
Dividends paid to former
  APV/Unitech shareholders.......                         (5.0)                          --
                                                        ------                      -------
                                                                       (39.1)                       (29.6)
TAXATION.........................                                      (35.8)                       (39.4)

CAPITAL EXPENDITURE AND FINANCIAL
  INVESTMENTS
Purchase of tangible and intangible
  fixed assets...................                       (127.0)                      (107.1)
Sale of tangible and intangible
  fixed assets...................                         17.3                         15.1
Purchase of trade investments....                         (0.1)                        (4.8)
Sale of trade investments........                          6.4                          2.0
                                                        ------                      -------
                                                                      (103.4)                       (94.8)
ACQUISITIONS AND DISPOSALS
Purchase of associated undertakings....                   (3.2)                        --
Sale of associated undertakings..                          0.6                          0.6
Purchase of subsidiary undertakings....                  (52.5)                       (56.0)
Net overdrafts and cash acquired (net of
  shares issued).................                         21.5                        (12.7)
Purchase of minority interests...                        (10.5)                        (7.8)
                                                        ------                      -------
                                                                       (44.1)                       (75.9)
EQUITY DIVIDENDS PAID............                                      (21.5)                       (20.6)

MANAGEMENT OF LIQUID RESOURCES
Movement in short-term deposits..                                        6.7                          6.9

FINANCING
Issue of ordinary share capital..                          1.3                         --
Capital provided by minority                               0.3                         --
  interests......................

Debts due within one year:
  Loans raised...................                         --                           20.0
  Net loans repaid...............                        (39.9)                       (41.5)

Debts due after more than one year:
  Other loans raised.............                        110.7                         67.3
  Net loans repaid...............                         --                           (4.2)
Capital element of finance lease
  repayments.....................                         (3.9)                        --
                                                        ------                      -------
                                                                        68.5                          41.6
                                                                      ------                        ------
INCREASE/(DECREASE) IN CASH......        5                              57.6                         (19.5)
                                                                      ======                        ======

      UNAUDITED CONSOLIDATED STATEMENT OF TOTAL RECOGNIZED GAINS AND LOSSES


                                                         SIX MONTHS      SIX MONTHS
                                                            ENDED          ENDED
                                                            30               30
                                                         SEPTEMBER,      SEPTEMBER,
                                                            1997            1996
                                                            -----           -----
                                                          (POUND)M         (POUND)M

Profit attributable to members of Siebe plc ....            136.9          112.1
Currency translation differences (on foreign
  currency net investments) ....................             (3.4)         (41.5)
                                                            -----          -----
Total recognized gains and losses for the period            133.5           70.6
                                                            -----          -----


    UNAUDITED RECONCILIATION OF MOVEMENTS IN CONSOLIDATED SHAREHOLDERS' FUNDS


                                                          SIX MONTHS        SIX MONTHS
                                                            ENDED             ENDED
                                                              30               30
                                                          SEPTEMBER,        SEPTEMBER,
                                                             1997             1996
                                                           -------           -------
                                                           (POUND)M          (POUND)M
Profit for the period .........................              136.9             112.1
Dividends .....................................              (30.2)            (27.0)
Currency translation differences (on foreign
  currency net investments) ...................               (3.4)            (41.5)

Share capital issued, including scrip dividends              311.7             373.6
Goodwill on acquisitions in the period ........             (219.7)           (373.1)
                                                           -------           -------
                                                             195.3              44.1
Opening shareholders' funds ...................            1,016.6           1,062.3
                                                           -------           -------
CLOSING SHAREHOLDERS' FUNDS ...................            1,211.9           1,106.4
                                                           -------           -------

               UNAUDITED NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS


BASIS OF PREPARATION

        The accompanying interim consolidated financial statements of Siebe plc and its subsidiaries as at and for the six months ended 30 September 1997 and 30 September 1996 are unaudited. In the opinion of management, all adjustments (consisting of normal recurring adjustments) necessary for the fair presentation of the financial statements have been included therein. The results of these interim periods are not necessarily indicative of results for the entire year.

1 ANALYSIS OF CONSOLIDATED TURNOVER, PROFIT BEFORE INTEREST AND TAX AND OPERATING NET ASSETS


                                                                      PROFIT           PROFIT
                                                                      BEFORE           BEFORE
                                                                     INTEREST         INTEREST          OPERATING       OPERATING
                                  TURNOVER          TURNOVER          AND TAX          AND TAX         NET ASSETS       NET ASSETS
                                30 SEPTEMBER      30 SEPTEMBER      30 SEPTEMBER     30 SEPTEMBER     30 SEPTEMBER     30 SEPTEMBER
                                   1997              1996              1997             1996             1997              1996
                                  -------           -------           -------          -------          -------           -------
                                 (POUND)M          (POUND)M          (POUND)M         (POUND)M         (POUND)M          (POUND)M
PRODUCT CATEGORY:
Control systems ............        777.6             516.2             108.7             80.9          1,209.2             978.2
Temperature and appliance           669.4             695.9             114.6            103.9          1,239.4           1,177.8
  controls .................
Industrial equipment .......        259.5             259.3              28.1             31.2            213.6             201.5
                                  -------           -------           -------          -------          -------           -------
                                  1,706.5           1,471.4             251.4            216.0          2,662.2           2,357.5
                                  -------           -------           -------          -------          -------           -------
Profit on sale of fixed                                                   2.8              2.8
  assets ...................
Profit on sale of businesses                                               --               --
                                                                      -------          -------
                                                                        254.2            218.8
                                                                      -------          -------
GEOGRAPHICAL ANALYSIS BY
LOCATION:
United Kingdom .............        209.8             139.0              42.1             26.5            170.4             139.7
Rest of Europe .............        469.9             405.9              47.6             45.9            584.3             515.9
North America ..............        719.4             676.1             108.3             99.5          1,506.0           1,331.6
South America ..............         42.1              36.6               9.5              7.7             59.1              46.0
Pacific ....................        233.2             189.3              41.0             34.4            323.6             316.2
Africa and the Middle East .         32.1              24.5               2.9              2.0             18.8               8.1
                                  -------           -------           -------          -------          -------           -------
                                  1,706.5           1,471.4             251.4            216.0          2,662.2           2,357.5
                                  -------           -------           -------          -------          -------           -------
Profit on sale of fixed                                                   2.8              2.8
  assets ...................
Profit on sale of businesses                                               --               --
                                                                      -------          -------
                                                                        254.2            218.8
                                                                      -------          -------
Borrowings .................                                                                             (919.3)           (844.5)
Cash and deposits ..........                                                                              250.3             270.3
Provisions for liabilities
  and charges ..............                                                                             (355.1)           (294.4)
Taxation ...................                                                                             (216.0)           (160.9)
Dividends ..................                                                                              (76.1)            (65.1)
                                                                                                        -------           -------
                                                                                                       (1,316.2)         (1,094.6)
                                                                                                        -------           -------
NET ASSETS PER CONSOLIDATED
  BALANCE SHEET                                                                                         1,346.0           1,262.9
                                                                                                        -------           -------

GEOGRAPHICAL ANALYSIS OF
SALES BY DESTINATION:
United Kingdom ...........          151.7             104.4
Rest of Europe ...........          470.2             417.1
North America ............          676.9             628.3
South America ............           52.8              48.9
Pacific ..................          282.7             222.2
Africa and the Middle East           72.2              50.5
                                  -------           -------
                                  1,706.5           1,471.4
                                  -------           -------

2  TAX ON PROFIT ON ORDINARY ACTIVITIES

                                                        SIX MONTHS     SIX MONTHS
                                                           ENDED         ENDED
                                                       30 SEPTEMBER   30 SEPTEMBER
                                                           1997           1996
                                                           ----           ----
                                                         (POUND)M       (POUND)M
United Kingdom corporation tax on income at 31%            14.9           14.1
Less relief for overseas tax ..................            (0.2)          (1.8)
                                                           ----           ----
                                                           14.7           12.3
Deferred tax ..................................             4.1            3.6
Overseas tax ..................................            59.4           54.7
Prior year ....................................             1.2            0.8
                                                           ----           ----
                                                           79.4           71.4
                                                           ----           ----


3  DIVIDENDS


                                                             SIX MONTHS    SIX MONTHS
                                                                ENDED         ENDED
                                                            30 SEPTEMBER  30 SEPTEMBER
                                                                1997          1996
                                                                ----          ----
                                                              (POUND)M       (POUND)M
Final 1996/97 of 9.80p per share on shares issued to
  acquire APV plc ..................................             3.0            --
Final 1995/96 of 8.87p per share on shares issued to
  acquire Unitech plc ..............................              --           3.9
Interim ............................................            27.2          23.1
                                                                ----          ----
                                                                30.2          27.0
                                                                ----          ----

        An interim dividend of 5.40p per share net (1996 4.90p per share net) will be payable on 8 April 1998 to shareholders on the Register at the close of business on 13 March 1998.

        A final 1996/97 dividend of 9.80p per share net was paid on 6 October 1997 to shareholders on the Register at close of business on 15 August 1997.

4  EARNINGS PER SHARE

        The earnings per share on a net basis have been calculated using 493.6 million shares (30 September, 1996 466.2 million, 1997 year 469.5 million), being the weighted average number of shares in issue during the period, and the profit after taxation and minority interests of (pound)136.9 million (30 September, 1996 (pound)112.1 million, 1997 year (pound)253.8 million).

5  CASH FLOW STATEMENT

Reconciliation of operating profit to net cash flow from operating activities


                                                   SIX MONTHS     SIX MONTHS
                                                      ENDED          ENDED
                                                 30 SEPTEMBER    30 SEPTEMBER
                                                     1997            1996
                                                     -----           -----
                                                   (POUND)M        (POUND)M
Operating profit ........................            251.4           216.0
Depreciation charges ....................             88.8            75.1
(Increase)/decrease in stocks ...........            (17.2)           15.7
Decrease/(increase) in debtors ..........              5.3           (37.2)
Decrease in creditors and provisions ....           (102.0)          (77.3)
                                                     -----           -----
NET CASH INFLOW FROM OPERATING ACTIVITIES            226.3           192.3
                                                     -----           -----

5  CASH FLOW STATEMENT CONTINUED

Reconciliation of net cash flow to movement in net debt


                                                                       SIX MONTHS       SIX MONTHS
                                                                          ENDED           ENDED
                                                                      30 SEPTEMBER     30 SEPTEMBER
                                                                           1997           1996
                                                                          -----           -----
                                                                        (POUND)M        (POUND)M
Increase/(decrease) in cash in the period ....................             57.6           (19.5)
Cash inflow from increase in debt and lease financing ........            (66.9)          (41.7)
Cash (inflow)/outflow from (decrease)/increase in liquid
  resources ..................................................             (6.7)           (6.9)
                                                                          -----           -----
Change in net debt resulting from cash flows .................            (16.0)          (68.1)
Loans and finance leases acquired with subsidiary undertakings            (82.0)          (78.4)
New finance leases ...........................................             (0.5)           (1.5)
Translation differences ......................................             (6.1)            6.1
                                                                          -----           -----
Movement in net debt in period ...............................           (104.6)         (141.9)
Net debt at start of period ..................................           (564.4)         (432.3)
                                                                          -----           -----
NET DEBT AT END OF PERIOD ....................................           (669.0)         (574.2)
                                                                          -----           -----

Analysis of changes to net debt

                                                  ACQUISITIONS
                                                  (EXCLUDING     OTHER
                             5 APRIL     CASH      CASH AND     NON-CASH   EXCHANGE   30 SEPTEMBER
                               1997      FLOW     OVERDRAFTS)   CHANGES*   MOVEMENT      1997
                            -------     -------     -------     -------     -------     -------
                           (POUND)M    (POUND)M    (POUND)M    (POUND)M    (POUND)M    (POUND)M
Cash at bank and in hand       88.4        44.5          -           -         (1.0)      131.9
Overdrafts                    (23.4)       13.1          -           -            -       (10.3)
                                           57.6

Debt due within 1 year        (46.7)       39.9       (21.5)         -          1.0       (27.3)
Debt due after 1 year        (681.1)     (110.7)      (57.6)         -         (9.1)     (858.5)
Finance leases                (24.0)        3.9        (2.9)       (0.5)        0.3       (23.2)
                                          (66.9)

Short-term deposits           122.4        (6.7)         -           -          2.7       118.4
                                           (6.7)
                            -------     -------     -------     -------     -------     -------
NET DEBT                     (564.4)      (16.0)      (82.0)       (0.5)       (6.1)     (669.0)
                            -------     -------     -------     -------     -------     -------

Cash at bank and in hand       88.4                                                       131.9
Short-term deposits           122.4                                                       118.4
                            -------                                                     -------
Cash and deposits             210.8                                                       250.3
                            -------                                                     -------

*   Other non-cash changes comprise new finance leases

Reconciliation of net cash flow from operating activities to net surplus cash flow before tax and dividends


                                                       SIX MONTHS       SIX MONTHS
                                                          ENDED           ENDED
                                                      30 SEPTEMBER     30 SEPTEMBER
                                                           1997            1996
                                                          -----           -----
                                                        (POUND)M         (POUND)M
NET CASH INFLOW FROM OPERATING ACTIVITIES ........        226.3           192.3
Net interest paid ................................        (32.9)          (28.2)
Tangible and intangible fixed assets acquired ....       (127.0)         (107.1)
Finance leases undertaken ........................         (0.5)           (1.5)
Tangible and intangible fixed assets sold ........         17.3            15.1
                                                         ------          ------
NET SURPLUS CASH FLOW BEFORE TAX AND DIVIDENDS ...         83.2            70.6
                                                         ------          ------